UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VeriSign, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043-4047

April 14, 2010

To Our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of VeriSign, Inc. (“VeriSign”) to be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California 94043-4047 on Thursday, May 27, 2010 at 10:00 a.m., Pacific Time (the “Meeting”).

The matters expected to be acted upon at the Meeting are described in detail in the following Notice of the 2010 Annual Meeting of Stockholders and Proxy Statement.

We have implemented a U.S. Securities and Exchange Commission rule that requires companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 31, 2009 (collectively, the “Annual Report”) and this proxy statement. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how each stockholder can receive a paper copy of our proxy soliciting materials, including this notice and proxy statement, our Annual Report and a form of proxy card or voting instruction card. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

It is important that you use this opportunity to take part in the affairs of VeriSign by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning or completing the Proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

We look forward to seeing you at our 2010 Annual Meeting of Stockholders.

Sincerely,
/s/ D. James Bidzos
D. James Bidzos
Chairman of the Board of Directors and Executive Chairman

/s/ Mark D. McLaughlin
Mark D. McLaughlin
President and Chief Executive Officer

VERISIGN, INC.

487 East Middlefield Road

Mountain View, California 94043-4047

Notice of the 2010 Annual Meeting of Stockholders

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of VeriSign, Inc. will be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California 94043-4047 on Thursday, May 27, 2010 at 10:00 a.m., Pacific Time. The 2010 Annual Meeting of Stockholders is being held for the following purposes:

1. To elect eight directors of VeriSign, Inc., each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

2. To approve our Annual Incentive Compensation Plan.

3. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

4. To transact such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the 2010 Annual Meeting of Stockholders or any adjournment thereof.

By Order of the Board of Directors,

/s/ Richard H. Goshorn
Richard H. Goshorn
Secretary

Mountain View, California

April 14, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

VERISIGN, INC.

487 East Middlefield Road

Mountain View, California 94043-4047

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

April 14, 2010

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of VeriSign, Inc. (“VeriSign” or the “Company”) for use at the 2010 Annual Meeting of Stockholders (the “Meeting”) to be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California 94043-4047 on Thursday, May 27, 2010 at 10:00 a.m., Pacific Time. Only holders of record of our common stock at the close of business on March 31, 2010, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 182,388,457 shares of common stock outstanding and entitled to vote. This proxy statement and the accompanying form of proxy (collectively, the “Proxy Statement”) were first made available to stockholders on or about April 14, 2010. Our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 31, 2009 (collectively, the “Annual Report”) is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy soliciting materials. The Annual Report and Proxy Statement can both be accessed on the Investor Relations section of our website at http://investor.verisign.com, or at www.proxyvoting.com/vrsn.

All proxies will be voted in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying proxy is executed and returned (and not revoked) prior to the Meeting, the shares of VeriSign common stock represented by the proxy will be voted: (1) FOR the election of each of the eight director candidates nominated by the Board; (2) FOR the approval of the Annual Incentive Compensation Plan; (3) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (“fiscal 2010”); and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.

Adoption of Majority Vote Standard in Uncontested Director Elections

VeriSign’s Fifth Amended and Restated Bylaws provide for a majority of votes cast standard in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “withheld” for that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not re-elected, the director shall tender his or her resignation, subject to acceptance by the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date.

Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals

A majority of the outstanding shares of common stock must be present or represented by proxy at the Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner submits a proxy for the meeting, but does not vote on a particular proposal because that record holder does not have discretionary voting power with respect to that “non-routine” proposal and has not received instructions from the beneficial owner. The election of directors is a “non-routine” proposal and so shares for which record holders do not receive voting instructions will not be voted in such election.

If a quorum is present, a nominee for election to a position on the Board in an uncontested election will be elected as a director if the votes cast “for” the election of the nominee exceed the votes cast as “withheld” for that nominee. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; (iii) a share otherwise present at the meeting as to which a stockholder gives no authority or direction; and (iv) a share subject to a broker non-vote. Stockholders may not cumulate votes in the election of directors.

If a quorum is present, approvals of the proposal to approve our Annual Incentive Compensation Plan, the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2010 and all other matters that properly come before the Meeting require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the subject matter. Under this voting standard, abstentions and broker non-votes (if a record holder determines not to vote despite having the discretionary power to do so) will have the effect of votes cast against the proposal.

The inspector of elections appointed for the Meeting will separately tabulate affirmative and withheld votes, abstentions and broker non-votes.

Adjournment of Meeting

In the event that a quorum shall fail to attend the Meeting, either in person or represented by proxy, the chairman may adjourn the Meeting, or alternatively, a stockholder or a person named as a proxy may propose the adjournment of the Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Expenses of Soliciting Proxies

VeriSign will pay the expenses of soliciting proxies to be voted at the Meeting. VeriSign has retained The Altman Group to assist with the solicitation of proxies for a fee of $7,000, plus reimbursement of expenses. Following the original mailing of the Notice of Internet Availability of Proxy Materials and paper copies of proxies and other proxy soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice of Internet Availability of Proxy Materials and paper copies of the proxies and other proxy soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other proxy soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

A stockholder may revoke any proxy that is not irrevocable by attending the Meeting and voting in person or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

Internet and Telephone Voting

If you hold shares of record as a registered stockholder, you can simplify your voting process and save the Company expense by voting your shares by telephone at 1-866-540-5760 or on the Internet at www.proxyvoting.com/vrsn twenty-four hours a day, seven days a week. Telephone and Internet voting are available through 11:59 p.m. Eastern Time the day prior to the Meeting. More information regarding Internet voting is given on the Notice of Internet Availability of Proxy Materials. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Householding

VeriSign has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission (the “SEC”). Under this procedure, VeriSign is delivering only one copy of the Notice of Internet Availability of Proxy Materials or paper copies of the Annual Report and Proxy Statement, as the case may be, to multiple stockholders who share the same address and have the same last name, unless VeriSign has received contrary instructions from an affected stockholder. This procedure reduces VeriSign’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate voter control numbers or proxy cards, in accordance with their preferred method of delivery.

VeriSign will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of any of these documents, you may write or call VeriSign’s Investor Relations Department at VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043-4047, Attention: Investor Relations, telephone 1-800-922-4917, or via email at ir@verisign.com. You may also access VeriSign’s Annual Report and Proxy Statement on the Investor Relations section of VeriSign’s website at http://investor.verisign.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement in the future, please contact BNY Mellon Shareowner Services, either by calling toll free at 1-877-255-1918 or by writing to BNY Mellon Shareowner Services, Householding Department, P.O. Box 358015, Pittsburgh, PA 15252-8015. You will be removed from the householding program within thirty days of receipt of the revocation of your consent.

Any stockholders of record who share the same address and currently receive multiple copies of VeriSign’s Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement who wish to receive only one copy of these materials per household in the future, please contact VeriSign’s Investor Relations Department at the email address, physical address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Fifth Amended and Restated Bylaws authorize eleven directors or such number of directors determined from time to time by a resolution of the Board; there are currently eight directors, as determined by a written resolution of the Board. The terms of the current directors, who are identified below, expire upon the election and qualification of the directors to be elected at the Meeting. The Board has nominated each of the eight current directors for re-election at the Meeting to serve until the 2011 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. There are currently no vacancies on the Board. Proxies cannot be voted for more than eight persons, which is the number of nominees.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the re-election of the nominees, as listed below, each of whom has consented to serve as a director if elected. If, at the time of the Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe any of the nominees will be unable or will decline to serve if elected.

Nominees/Directors

Set forth below is certain information relating to our directors, including details on each director/nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company.

Name	Age	Position
Nominees for election as directors for a term expiring in 2011:
D. James Bidzos	55	Chairman of the Board and Executive Chairman
William L. Chenevich(1)(2)	66	Lead Independent Director
Kathleen A. Cote(1)(2)	61	Director
Mark D. McLaughlin	44	Director, President and Chief Executive Officer
Roger H. Moore	68	Director
John D. Roach(1)(2)	66	Director
Louis A. Simpson(3)	73	Director
Timothy Tomlinson(3)	60	Director

(1)	Member of the Audit Committee.
(2)	Member of the Corporate Governance and Nominating Committee.
(3)	Member of the Compensation Committee.

D. James Bidzos has served as Executive Chairman since August 2009. He served as Executive Chairman and Chief Executive Officer on an interim basis from June 2008 to August 2009 and served as President from June 2008 to January 2009. He served as Chairman of the Board of Directors since August 2007 and from April 1995 to December 2001. He served as Vice Chairman of the Board from December 2001 to August 2007. Mr. Bidzos has served as a director of VeriSign Japan K.K. since March 2008 and served as Representative Director of VeriSign Japan K.K. from March 2008 to September 2008. Mr. Bidzos served as Vice Chairman of RSA Security Inc., an Internet identity and access management solution provider, from March 1999 to May 2002, and Executive Vice President from July 1996 to February 1999. Prior thereto, he served as President and Chief Executive Officer of RSA Data Security, Inc. for fifteen years from 1986 to February 1999.

Mr. Bidzos is a business executive with significant expertise in the technology that is central to the Company’s core businesses. Mr. Bidzos is an Internet and security industry pioneer who understands the strategic technology trends in markets that are important to the Company. Mr. Bidzos was a founder of the Company and has been either Chairman or Vice Chairman of the Company’s Board of Directors since the Company’s founding in April 1995, providing him with valuable insight and institutional knowledge of the Company’s history and development. Mr. Bidzos has prior experience on our compensation committee and our corporate governance and nominating committee and as a board member on several other public-company boards. Mr. Bidzos’s years of board-level experience contribute important knowledge and insight to the Board. Additionally, Mr. Bidzos’s executive-level experience includes many years as a Chief Executive Officer, providing him with a perspective that the Board values. Mr. Bidzos also has international business experience as a director of VeriSign Japan K.K.

William L. Chenevich has served as Lead Independent Director since February 2009 and as a director since the Company’s founding in April 1995. Mr. Chenevich has served as Vice Chairman of Technology and Operations for U.S. Bancorp, a financial holding company, since February 2001. He served as Vice Chairman of Technology and Operations Services of Firstar Corporation, a financial services company, from 1999 until its merger with U.S. Bancorp in February 2001. Prior thereto, he was Group Executive Vice President of VISA International, a financial services company, from 1994 to 1999. Mr. Chenevich holds a B.B.A. degree in Business from the City College of New York and an M.B.A. degree in Management from the City University of New York.

Mr. Chenevich is a business executive with significant expertise in technology and operations developed over more than twenty years in the financial services industry. Mr. Chenevich’s expertise in technology and operations is directly relevant to the products and services of the Company’s core businesses. Mr. Chenevich’s experience in the financial services industry is also relevant as that industry is an important target industry for the Company’s products and services. Mr. Chenevich’s service on several other boards of directors over his career, and his service on our Board since the Company’s founding, have provided him with significant board-level experience, as well as valuable insight and institutional knowledge of the Company’s history and development. Mr. Chenevich’s financial and accounting skills qualify him as an audit committee financial expert. His prior experience on our audit committee and the audit committee of another company are also valuable to the Company. In addition, Mr. Chenevich has significant executive-level experience as a management committee member at leading financial institutions for more than twenty years, including experience in mergers and acquisitions transactions. Mr. Chenevich also has significant international business experience from his time as Group Executive Vice President of VISA International.

Kathleen A. Cote has served as a director since February 2008. From May 2001 to June 2003, Ms. Cote served as Chief Executive Officer of Worldport Communications Company, a provider of Internet managed services. From September 1998 to May 2001, she served as Founder and President of Seagrass Partners, a consulting firm specializing in providing strategic planning, business, operational and management support for startup and mid-sized technology companies. Prior thereto, she served as President and Chief Executive Officer of Computervision Corporation, a supplier of desktop and enterprise, client server and web-based product development and data management software and services. During the past five years, Ms. Cote has held directorships at Asure Software Corporation, 3Com Corporation and Western Digital Corporation. Ms. Cote holds an Honorary Doctorate from the University of Massachusetts, an M.B.A. degree from Babson College, and a B.A. degree from the University of Massachusetts, Amherst.

Ms. Cote is a business executive with significant expertise in technology and operations in the areas of systems integration, networks, hardware and software, including web-based applications and internet services. Ms. Cote’s expertise in technology and operations is directly relevant to the Company’s core businesses. Ms. Cote’s expertise as a business executive also includes sales and marketing, product development, strategic planning and international experience, which contributes important expertise to the Board in those areas of business administration. Ms. Cote’s financial and accounting skills qualify her as an audit committee financial expert. In addition to Ms. Cote’s tenure as a director of the Company, Ms. Cote has served on several other boards of directors, including service on the audit and corporate governance committees of those boards, providing her with valuable board-level experience. Ms. Cote’s executive-level experience includes experience as a Chief Executive Officer, providing her with a perspective that the Board values.

Mark D. McLaughlin has served as President and Chief Executive Officer and as a director since August 2009. He served as President and Chief Operating Officer from January 2009 to August 2009. From November 2008 to January 2009, Mr. McLaughlin provided consulting services to the Company. From January 2007 through November 2007, he served as the Company’s Executive Vice President, Products and Marketing. From May 2006 to January 2007, he served as Executive Vice President and General Manager, Information Services. From December 2004 to May 2006, he served as Senior Vice President and General Manager, Information Services and from November 2003 through December 2004, Mr. McLaughlin was Senior Vice President and Deputy General Manager of Information Services. From 2002 to 2003, he served as Vice President, Corporate Business Development, and from 2000 to 2001 he was Vice President, General Manager of VeriSign Payment Services. Prior to joining the Company, Mr. McLaughlin was the Vice President, Sales and Business Development, of Signio Inc., an Internet payment company acquired by the Company in February 2000. Mr. McLaughlin was Vice President, Business Development at Gemplus International SA, a provider of smartcard based solutions, from 1997 to 1999. Mr. McLaughlin holds a B.S. degree from the U.S. Military Academy at West Point and a J.D. degree from Seattle University.

As indicated in the Board’s Corporate Governance Principles, the Board sees value in having the Company’s Chief Executive Officer serve as a member of the Board. Moreover, Mr. McLaughlin is a business executive with significant expertise in the management of the products and services that are central to the Company’s core businesses. He has worked for the Company in various capacities over the past ten years, including in the areas of business development and strategic planning, technology operations, and product management. Mr. McLaughlin has experience in mergers and acquisitions transactions both from his time as a lawyer and in his business development role with the Company. Mr. McLaughlin also has sales and marketing experience in the technology sector from his time at Signio. Mr. McLaughlin’s experience in these areas of business administration provides valuable expertise to the Board. In addition, Mr. McLaughlin has international business experience from his time at Gemplus.

Roger H. Moore has served as a director since February 2002. From December 2007 to May 2009, he served as a consultant assisting VeriSign in the divestiture of its Communications Services business. From June 2007 through November 2007, Mr. Moore served as interim Chief Executive Officer of Arbinet Corporation, a provider of online trading services. He was President and Chief Executive Officer of Illuminet Holdings, Inc. from December 1995 until December 2001 when VeriSign acquired Illuminet Holdings. Prior to Illuminet Holdings, Mr. Moore spent ten years with Nortel Networks in a variety of senior management positions including President of Nortel Japan. During the past five years, Mr. Moore has held directorships at Western Digital Corporation, Consolidated Communications Illinois Holdings, Inc. and Arbinet Corporation. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.

Mr. Moore is a business executive with significant expertise in general management, sales, technology and strategic planning in the telecommunications industry. Mr. Moore’s expertise contributes operational knowledge of important inputs to the Company’s core businesses and provides valuable experience in areas of business administration. Mr. Moore also has significant experience, both as a senior executive and as a board member, in joint venture and mergers and acquisition transactions, which is experience that is valuable to the Board. Mr. Moore also serves on several other boards of directors, including service on the audit, compensation and corporate governance committees of certain of those boards, providing him with valuable board-level experience. In addition to the several years of business management experience mentioned above, Mr. Moore has international business experience from his time as President of Nortel Japan and as President of AT&T Canada.

John D. Roach has served as a director since July 2007. Mr. Roach has served as Chairman of the Board of Directors and Chief Executive Officer of Stonegate International, a private investment and advisory services company, since September 2001. From November 2002 to January 2006, he served as Executive Chairman of Unidare U.S., a subsidiary of Unidare plc, a public Irish financial holding company and supplier of products to the welding, safety and industrial markets. From 1998 to 2001, he served as Founder and Chairman, President and Chief Executive Officer of Builders FirstSource, Inc., a distributor of building products. Prior to that, he was

Chairman, President and Chief Executive Officer of Fibreboard Corporation, a building products company, from July 1991 to July 1997 when it was acquired by Owens Corning. Mr. Roach also held various executive level roles at Johns Manville Corp. from 1987 to 1991, including serving as its Chief Financial Officer and President of two of its affiliated entities. During the past five years, Mr. Roach has held directorships at Kaiser Aluminum Corporation, Material Sciences Corporation, PMI Group, Inc. and URS Corporation. Mr. Roach holds a B.S. degree in Industrial Management from M.I.T. and an M.B.A. degree from Stanford University.

Mr. Roach is a business executive with significant expertise in private investment and seventeen years of strategy consulting experience, including serving in senior officer roles at The Boston Consulting Group, Booz Allen Hamilton Inc. and Braxton International. Mr. Roach’s expertise contributes business operational knowledge and strategic planning skills, along with knowledge important to mergers and acquisitions activity. Mr. Roach’s financial and accounting skills qualify him as an audit committee financial expert. Throughout his career, Mr. Roach has served on ten other boards of directors, providing him with valuable board-level experience. His prior experience on our audit committee and corporate governance and nominating committee, and the audit committees, compensation committees and corporate governance and nominating committees of several other companies, is also valuable to the Company. Mr. Roach has years of executive experience as a Chief Executive Officer at several other companies, two of which were publicly-traded, and as a Chief Financial Officer. Mr. Roach has international experience as the former Managing Director of the Worldwide Strategy Practice for Booz Allen Hamilton and was responsible for managing all of Johns Manville Corp.’s European business activities.

Louis A. Simpson has served as a director since May 2005. Since May 1993, he has served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, a passenger auto insurer. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. During the past five years, Mr. Simpson has held a directorship at Science Applications International Corporation. Mr. Simpson holds a B.A. degree from Ohio Wesleyan University and an M.A. degree in Economics from Princeton University.

Mr. Simpson is a business executive with significant expertise in insurance, finance and private investment. Mr. Simpson’s expertise contributes all around business acumen, skills in strategic planning and finance, along with knowledge important to mergers and acquisitions activity. Throughout his career, Mr. Simpson has served on the board of directors of more than ten publicly traded companies, providing him with extensive and valuable board-level experience. Mr. Simpson’s board-level experience also includes previous audit committee, finance committee, nominating and corporate governance committee and compensation committee experience on certain of those public-company boards. Mr. Simpson is a recognized expert in corporate governance matters, having lectured and presented numerous times on corporate governance topics at seminars and continuing education courses. As indicated above, Mr. Simpson’s career includes executive-level experience as a Chief Executive Officer, providing him with a perspective that the Board values.

Timothy Tomlinson is a practicing corporate lawyer employed as Of Counsel by the law firm Greenberg Traurig, LLP. Mr. Tomlinson was the founder and a named partner of Tomlinson Zisko LLP, and practiced with this Silicon Valley law firm from 1983 until its acquisition by Greenberg Traurig, LLP in May 2007. He served as managing partner of his firm for multiple terms. Mr. Tomlinson is a long-tenured member of the Board, having served from the Company’s founding in 1995 until 2002, and again since his reappointment in November 2007. Mr. Tomlinson holds a B.A. degree in Economics, an M.A. degree in History, an M.B.A. and a J.D. degree from Stanford University.

Mr. Tomlinson has significant expertise in corporate matters including finance and mergers and acquisition and has represented clients in the technology industry for more than thirty years. He also has legal expertise with respect to the intellectual property included in the Company’s public-key security technology. Mr. Tomlinson’s long-term service on our Board has provided him with valuable insight and institutional knowledge of the Company’s history and development. He has extensive experience in corporate governance, both as a lawyer advising clients, and through serving on our audit and compensation committees, as well as the audit, compensation, and governance committees of other public companies.

Compensation of Directors

This section provides information regarding the compensation policies for non-employee directors and amounts earned and securities awarded to these directors in 2009. D. James Bidzos, a director, was appointed Executive Chairman, President and Chief Executive Officer on an interim basis of VeriSign on June 30, 2008. On January 14, 2009, Mr. Bidzos resigned as President on an interim basis, and on August 17, 2009, Mr. Bidzos resigned as Executive Chairman and Chief Executive Officer on an interim basis and was appointed Executive Chairman of VeriSign. As an employee of the Company, Mr. Bidzos no longer participates in the compensation program for non-employee directors. Mr. Bidzos has been compensated as an executive officer of the Company since June 30, 2008, and his compensation both as a non-employee director and an employee is described in “Executive Compensation” elsewhere in this Proxy Statement. Mr. McLaughlin, as an employee of the Company, does not participate in the compensation program for non-employee directors. Mr. McLaughlin is compensated as an executive officer of the Company, and his compensation is described in “Executive Compensation” elsewhere in this Proxy Statement.

Non-Employee Director Retainer Fees and Equity Compensation Information

On May 4, 2009 and August 3, 2009, the Compensation Committee met to consider the equity-based compensation to be paid to non-employee directors. The Compensation Committee reviewed competitive market data prepared by Frederic W. Cook & Co. (“FW Cook”) for the same comparator group used to benchmark executive compensation and certain available information for other boards and reviewed the board compensation practices of these companies. For information about the comparator group, see “Executive Compensation—Compensation Discussion and Analysis.” Following this review and consideration of the recommendations made by FW Cook, the Compensation Committee determined that it was in the best interests of VeriSign and its stockholders that the annual equity award grant to each director worth $200,000 be made solely in the form of restricted stock units (“RSUs”). New directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board. After consideration of materials and recommendations from FW Cook, the Compensation Committee approved an annual retainer for the Lead Independent Director in the amount of $25,000, effective as of February 24, 2009, the date William L. Chenevich was appointed Lead Independent Director.

During 2009, annual retainer fees were as follows:

Annual retainer for non-employee directors	$40,000
Additional annual retainer for Non-Executive Chairman of the Board(1)	$100,000
Additional annual retainer for Lead Independent Director	$25,000
Additional annual retainer for Audit Committee members	$25,000
Additional annual retainer for Compensation Committee members	$20,000
Additional annual retainer for Corporate Governance and Nominating Committee members	$10,000
Additional annual retainer for Audit Committee Chairperson	$15,000
Additional annual retainer for Compensation Committee Chairperson	$10,000
Additional annual retainer for Corporate Governance and Nominating Committee Chairperson	$5,000

(1)	The position of “Non-Executive Chairman of the Board” was not held during 2009, and as such no annual retainer fees were paid during this period.

Non-employee directors are reimbursed for their expenses in attending meetings.

Non-Employee Director Compensation Table for Fiscal 2009

The following table sets forth a summary of compensation information for our non-employee directors as of December 31, 2009.

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2009

Non-Employee Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation		Total
William L. Chenevich(3)	$115,250	$199,990	$—		$315,240
Kathleen A. Cote(4)	80,000	199,990			279,990
Roger H. Moore(5)	40,000	199,990	377,000	(6)	616,990
John D. Roach(7)	75,000	199,990	—		274,990
Louis A. Simpson(8)	70,000	199,990	—		269,990
Timothy Tomlinson(9)	60,000	199,990	—		259,990

(1)	Amounts shown represent retainer fees earned by each director.
(2)	Stock Awards consist solely of RSUs. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the applicable awards granted in fiscal 2009. The grant date fair value of each Stock Award granted to each non-employee director on August 3, 2009 was $199,989.54 (9,666 RSUs at $20.69 per share closing price on the grant date).
(3)	As of December 31, 2009, Mr. Chenevich held 2,920 RSUs and outstanding options to purchase 77,482 shares of the Company’s common stock.
(4)	As of December 31, 2009, Ms. Cote held 4,506 RSUs and outstanding options to purchase 12,430 shares of the Company’s common stock.
(5)	As of December 31, 2009, Mr. Moore held 14,504 RSUs and outstanding options to purchase 95,451 shares of the Company’s common stock.
(6)	Amount shown represents retainer fee of $65,000 and bonus of $312,000 paid to Mr. Moore during fiscal 2009 in connection with his service as a consultant in connection with assisting the Company in its sale of its Communications Services business.
(7)	As of December 31, 2009, Mr. Roach held 8,729 RSUs and outstanding options to purchase 19,432 shares of the Company’s common stock.
(8)	As of December 31, 2009, Mr. Simpson held 14,504 RSUs and outstanding options to purchase 83,732 shares of the Company’s common stock.
(9)	As of December 31, 2009, Mr. Tomlinson held 5,029 RSUs and outstanding options to purchase 19,432 shares of the Company’s common stock.

Stock options are granted at an exercise price not less than 100% of the fair market value of VeriSign’s common stock on the date of grant and have a term of not greater than seven years from the date of grant. Directors are permitted to exercise vested stock options for up to three years following the termination of their Board service. RSUs granted to non-employee directors (including those granted during fiscal 2009) vest in quarterly installments over one year from the date of grant, except with respect to RSUs granted to non-employee directors on August 1, 2006 which vest in four installments, with one-fourth of the granted RSUs vesting on each annual anniversary of the date of grant. The Compensation Committee may authorize grants with different vesting schedules in the future. The vesting of equity awards for all non-employee directors accelerates as to 100% of any unvested equity awards upon certain changes-in-control as set forth in the 2006 Equity Incentive Plan and the 1998 Directors Stock Option Plan, as applicable.

Moore Consulting Arrangement

As previously authorized by the Audit Committee and Compensation Committee, on October 3, 2008, the Company entered into a Consulting Agreement on the following terms with Roger H. Moore, a member of our Board, for the provision of certain consulting services commencing as of December 17, 2007 in connection with the planned disposition of VeriSign’s Communications Services business:

•	A consulting fee of $30,000 per month to manage the daily operations of the Communications Services business, which was retroactive to December 17, 2007;

•

A minimum success fee of $300,000 if the sale of the Communications Services business was consummated before December 31, 2008, payable either: (i) at the closing if the buyer of the Communications Services business did not offer Mr. Moore an acceptable position with the buyer; or (ii) six months after closing if the buyer offered Mr. Moore an acceptable position with the buyer;

•

An additional success fee of up to $600,000 based on receipt by VeriSign of proceeds from the sale of the Communications Services business within the valuation range set by investment bankers retained by VeriSign, which additional success fee would be apportioned on a pro rata basis between the low end and high end of the valuation range so set; and

•	Other terms and conditions customary for such an agreement.

On February 23, 2009 and February 24, 2009, the Compensation Committee and Audit Committee, respectively, authorized, and on March 26, 2009, the Company entered into an Amended and Restated Consulting Agreement on the following terms with Mr. Moore for the provision of certain consulting services in connection with the planned disposition of VeriSign’s Communications Services Group:

•	A consulting fee of $10,000 per month to manage the daily operations of the Communications Services business, which was retroactive to January 1, 2009;

•

A minimum success fee of $300,000 if the sale of the Communications Services business was consummated before December 31, 2009, payable either: (i) at the closing if the buyer of the Communications Services business did not offer Mr. Moore an acceptable position with the buyer; or (ii) six months after closing if the buyer offered Mr. Moore an acceptable position with the buyer;

•

An additional success fee of up to $300,000 based on receipt by VeriSign of proceeds from the sale of the Communications Services business within the valuation range set by investment bankers retained by VeriSign, which additional success fee would be apportioned on a pro rata basis between the low end and high end of the valuation range so set; and

•	Other terms and conditions customary for such an agreement.

On May 1, 2009, VeriSign completed the sale of the Communications Services business. During fiscal 2009, the Company paid Mr. Moore $30,000 pursuant to the Consulting Agreement and $347,000 pursuant to the Amended and Restated Consulting Agreement. No additional amounts are due to Mr. Moore under the Consulting Agreement or the Amended and Restated Consulting Agreement.

The Board Recommends a Vote “FOR” the Election of Each of the Nominated Directors.

CORPORATE GOVERNANCE

Independence of Directors

As required under The NASDAQ Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent,” as determined by the Board. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Stock Market.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and VeriSign, our executive officers or our independent registered public accounting firm, the Board affirmatively determined on February 23, 2010 that the majority of our Board is comprised of independent directors. Our independent directors are: Mr. Chenevich, Ms. Cote, Mr. Roach, Mr. Simpson, and Mr. Tomlinson. Each director who serves on the Audit Committee, the Compensation Committee or the Corporate Governance and Nominating Committee is an independent director. Mr. Bidzos serves as Executive Chairman. Mr. McLaughlin serves as President and Chief Executive Officer. During 2009, Mr. Moore served as a consultant assisting VeriSign in the divestiture of its Communications Services business.

Board Leadership Structure

The Company’s eight-member Board is led by Chairman D. James Bidzos. Mr. Bidzos is also an officer of the Company as its Executive Chairman. The Company’s President and Chief Executive Officer is Mark D. McLaughlin, who is also a member of the Board. The Board has appointed a Lead Independent Director, who is currently William L. Chenevich. The Lead Independent Director presides at all meetings of the Board at which the Chairman of the Board is not present. Five of the eight directors are independent.

Mr. Bidzos was a founder of the Company and its initial Chief Executive Officer, and he has been either Chairman or Vice Chairman of the Company’s Board of Directors since the Company’s founding in 1995. Mr. Bidzos’s current tenure as Chairman of the Board dates to August 2007. Mr. Chenevich has also been a member of the Board since the Company’s founding in 1995 and has been the Lead Independent Director since February 2009. Mr. McLaughlin was appointed President of the Company in January 2009 and Chief Executive Officer of the Company and a director in August 2009.

The Company has determined that its current leadership represents an appropriate structure for the Company at this time given the Company’s recent management and Board composition changes. In particular, this structure capitalizes on the expertise and experience of Messrs. Bidzos and Chenevich due to their long-tenured service to the Board, while also providing a direct role in Board matters for Mr. McLaughlin, as current President and Chief Executive Officer of the Company. The structure permits Mr. Bidzos to engage in a more in-depth way in the operations of the Company as Executive Chairman, while ensuring that the roles of Chairman and President and Chief Executive Officer are separate and that Mr. McLaughlin has clear lines of authority as Chief Executive Officer. Lastly, the structure ensures Board independence from management by permitting the Lead Independent Director to call and chair meetings of the independent directors separate and apart from the Chairman of the Board.

Board Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a Committee receives a report on risks under its purview, the Chairperson of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board and Committee Meetings

The Board met eight times and its committees collectively met fourteen times during 2009. During his or her tenure on the Board, in fiscal 2009, no director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served. As the Lead Independent Director, Mr. Chenevich may schedule and conduct separate meetings of the independent directors and perform other similar duties.

Board Members’ Attendance at the Annual Meeting

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. One member of the Board attended our 2009 Annual Meeting of Stockholders.

Corporate Governance and Nominating Committee

The Board has established a Corporate Governance and Nominating Committee to recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board, recommend nominees for committees of the Board, recommend corporate governance principles and periodically review and assess the adequacy of these principles, and review annually the performance of the Board. The Corporate Governance and Nominating Committee is currently composed of Ms. Cote (Chairperson) and Messrs. Chenevich and Roach, each of whom has been determined by the Board to be an “independent director” under the rules of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter. The Corporate Governance and Nominating Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Corporate Governance and Nominating Committee met four times during fiscal 2009.

In nominating candidates for election to the Board, the Corporate Governance and Nominating Committee considers the performance and qualifications of each potential nominee or candidate, not only for his or her individual strengths but also for his or her potential contribution to the Board as a group. While it has no express policy, in carrying out this responsibility, the Corporate Governance and Nominating Committee also considers additional factors, such as diversity of business administration specialty, expertise within industries and markets tangential or complementary to the Company’s industry, and business contacts among the various market segments relevant to the Company’s sales, human resource and development strategies. Additionally, pursuant to its charter, the Corporate Governance and Nominating Committee evaluates and reviews with the Board the criteria for selecting new directors, including skills and characteristics, in the context of the current composition of the Board and its committees.

The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors and stockholders. The Corporate Governance and Nominating Committee may also from time to time retain one or more third-party search firms to identify suitable candidates. The Corporate Governance and Nominating Committee has retained an executive search firm to conduct a search for new independent directors for the Board.

If you would like the Corporate Governance and Nominating Committee to consider a prospective candidate, in accordance with our Fifth Amended and Restated Bylaws, please submit the candidate’s name and qualifications to: Richard H. Goshorn, Secretary, VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043-4047.

The Corporate Governance and Nominating Committee will consider all candidates identified by the directors, chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.

Audit Committee

The Board has established an Audit Committee that oversees the accounting and financial reporting processes at the Company, internal control over financial reporting, audits of the Company’s financial statements, the qualifications of the Company’s independent auditor, and the performance of the Company’s internal audit department and the independent auditor. The independent auditor reports directly to the Audit Committee and the Audit Committee is responsible for the appointment (subject to stockholder ratification), compensation and retention of the independent auditor. The Audit Committee also oversees the Company’s processes to manage business and financial risk, and compliance with significant applicable legal and regulatory requirements, and oversees the Company’s ethics and compliance programs. The Audit Committee is currently composed of Messrs. Chenevich (Chairperson) and Roach and Ms. Cote. Each member of the Audit Committee meets the independence criteria of The NASDAQ Stock Market and the SEC. Each Audit Committee member meets The NASDAQ Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The NASDAQ Stock Market. A copy of the Audit Committee charter is located on our website at https://investor.verisign.com/documents.cfm. The Audit Committee met five times during fiscal 2009.

Audit Committee Financial Expert

Our Board has determined that William L. Chenevich, Kathleen A. Cote and John D. Roach are “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Chenevich and Roach and Ms. Cote meet the independence requirements for audit committee members as defined in the applicable listing standards of The NASDAQ Stock Market.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (“SEC”) or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that VeriSign specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee is composed of three directors who meet the independence and experience requirements of The NASDAQ Stock Market Rules. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of VeriSign, Inc. (“VeriSign”). The members of the Audit Committee are Messrs. Chenevich (Chairperson) and Roach, and Ms. Cote. The Audit Committee met five times during fiscal 2009.

Management is responsible for the preparation, presentation and integrity of VeriSign’s financial statements, accounting and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations (the “Internal Controls”). The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of VeriSign’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.

The Audit Committee is responsible for oversight of VeriSign’s financial, accounting and reporting processes and its compliance with legal and regulatory requirements. The Audit Committee is also responsible for the appointment, compensation and oversight of VeriSign’s independent registered public accounting firm, including (i) evaluating the independent registered public accounting firm’s qualifications and performance, (ii) reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, (vi) reviewing with management and the independent registered public accounting firm the adequacy of VeriSign’s Internal Controls, and (vii) reviewing VeriSign’s critical accounting policies, the application of accounting principles and conduct of the internal audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm.

We have adopted a policy regarding rotation of the audit partners (as defined under SEC rules) responsible for the audit of VeriSign’s financial statements. The registered public accounting firm shall not provide audit services to VeriSign if the lead or coordinating audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit, has performed audit services to VeriSign in each of the five previous fiscal years.

During fiscal 2009, the Audit Committee met privately with KPMG LLP to discuss the results of the audit, evaluations by the independent registered public accounting firm of VeriSign’s Internal Controls and quality of VeriSign’s financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in VeriSign’s Annual Report on Form 10-K for the year ended December 31, 2009 with management. This review included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that VeriSign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the firm’s independence with the firm.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VeriSign’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

This report is submitted by the Audit Committee

William L. Chenevich (Chairperson)

Kathleen A. Cote

John D. Roach

Compensation Committee

The Board has established a Compensation Committee to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s directors and executive officers, to administer the Company’s equity incentive plans, and to produce an annual report on executive compensation for use in the Company’s proxy statement. The Compensation Committee is also responsible for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company’s equity incentive plans for employees. The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is located on our website at https://investor.verisign.com/documents.cfm. The Compensation Committee is currently composed of Messrs. Simpson (Chairperson) and Tomlinson, each of whom is an “independent director” under the rules of The NASDAQ Stock Market and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met five times during fiscal 2009. For further information regarding the role of compensation consultants and management in setting executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Communicating with the Board

Any stockholder who desires to contact the Board may do so electronically by sending an e-mail to the following address: bod@verisign.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043-4047, Attention: Secretary. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Legal Proceedings

On July 6, 2006, a stockholder derivative complaint (Parnes v. Bidzos, et al., and VeriSign) was filed against VeriSign in the U.S. District Court for the Northern District of California, as a nominal defendant, and certain of its current and former directors and executive officers related to certain historical stock option grants. The complaint seeks unspecified damages on behalf of VeriSign, constructive trust and other equitable relief. Two other derivative actions were filed, one in the U.S. District Court for the Northern District of California (Port Authority v. Bidzos, et al., and VeriSign), and one in the Superior Court of the State of California, Santa Clara County (Port Authority v. Bidzos, et al., and VeriSign) on August 14, 2006. The state court derivative action is stayed pending resolution of the federal actions. The current directors and officers named in this state action are D. James Bidzos, William L. Chenevich, Roger H. Moore and Louis A. Simpson. The Company is named as a nominal defendant in these actions. The federal actions have been consolidated and plaintiffs filed a consolidated complaint on November 20, 2006 (“Federal Action”). The current directors and officers named in this consolidated Federal Action are D. James Bidzos, William L. Chenevich, Roger H. Moore, Louis A. Simpson and Timothy Tomlinson. Motions to dismiss the consolidated federal court complaint were heard on May 23, 2007. Those motions were granted on September 14, 2007. On November 16, 2007, a second amended stockholder derivative complaint was filed in the Federal Action wherein the Company was again named as a nominal defendant. By stipulation and Court order, defendants’ obligation to respond to the second amended stockholder derivative complaint has been continued pending informal efforts by the parties to resolve the Federal Action. The parties have reached an agreement to resolve the option grant related matters. The Federal Action is subject to approval of the U.S. District Court for the Northern District of California. On March 5, 2010, the United States District Court for the Northern District of California issued an order granting preliminary approval of the settlement of the Federal Action. A hearing for final approval is scheduled for June 2, 2010. The parties have agreed that upon final approval of the settlement and dismissal of the Federal Action the parallel state court proceedings will be dismissed.

On May 15, 2007, a putative class action (Mykityshyn v. Bidzos, et al., and VeriSign) was filed in Superior Court for the State of California, Santa Clara County, naming VeriSign and certain current and former officers and directors, alleging false representations and disclosure failures regarding certain historical stock option grants. The plaintiff purports to represent all individuals who owned VeriSign’s common stock between April 3, 2002, and August 9, 2006. The complaint seeks rescission of amendments to the 1998 and 2006 Option Plans and the cancellation of shares added to the 1998 Option Plan. The complaint also seeks to enjoin the Company from granting any stock options and from allowing the exercise of any currently outstanding options granted under the 1998 and 2006 Option Plans. The complaint seeks an unspecified amount of compensatory damages, costs and attorneys fees. The identical case was filed in the Superior Court for the State of California, Santa Clara County under a separate name (Pace. v. Bidzos, et al., and VeriSign) on June 19, 2007, and on October 3, 2007 (Mehdian v. Bidzos, et al.). On December 3, 2007, a consolidated complaint was filed in Superior Court for the State of California, Santa Clara County. The current directors and officers named in this consolidated class action are D. James Bidzos, William L. Chenevich, Roger H. Moore and Louis A. Simpson. VeriSign and the individual defendants dispute all of these claims. Defendants’ collective pleading challenges to the putative consolidated class action complaint were granted with leave to amend in August 2008. By stipulation and Court order, plaintiff’s obligation to file an amended consolidated class action complaint has been continued pending informal efforts by the parties to resolve the action. The parties have reached an agreement to resolve all of the option grant related matters. The Federal Action is subject to approval of the U.S. District Court for the Northern District of California. On March 5, 2010, the United States District Court for the Northern District of California issued an order granting preliminary approval of the settlement of the Federal Action, A hearing for final approval is scheduled for June 2, 2010. The parties have agreed that upon final approval of the settlement and dismissal of the Federal Action the parallel state court proceedings will be dismissed.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and other senior accounting officers. This code of ethics, titled “Code of Ethics for the Chief Executive Officer and Senior Financial Officers,” is posted on our website along with the “VeriSign Code of Conduct” that applies to all officers and employees, including the aforementioned officers. The Internet address for our website is www.verisign.com, and the “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” may be found from our main Web page by clicking first on “About VeriSign” and then on “Corporate Governance” under “Investor Relations,” next on “Ethics and Business Conduct” under “Corporate Governance,” and finally on “Code of Ethics for the Chief Executive Officer and Senior Financial Officers.” The “VeriSign Code of Conduct” applicable to all officers and employees can similarly be found on the Web page for “Ethics and Business Conduct” under the link entitled “VeriSign Code of Conduct—2009.”

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” or, to the extent also applicable to the principal executive officer, principal financial officer, or other senior accounting officers, the “VeriSign Code of Conduct” by posting such information on our website, on the Web page found by clicking through to “Ethics and Business Conduct” as specified above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2010 by:

•	each current stockholder who is known to own beneficially more than 5% of our common stock;

•	each current director;

•	each of the Named Executive Officers (see the “Summary Compensation Table” elsewhere in this Proxy Statement); and

•	all current directors and executive officers as a group.

The percentage ownership is based on 182,266,866 shares of common stock outstanding at February 28, 2010. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of February 28, 2010 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Greater Than 5% Stockholders

BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10055	13,712,179	7.52%

Delaware Management Holdings(3) 2005 Market Street Philadelphia, Pennsylvania 19103	13,412,429	7.36%

FMR LLC(4) 82 Devonshire Street Boston, Massachusetts 02109	12,449,816	6.83%

T. Rowe Price Associates, Inc.(5) 100 East Pratt Street Baltimore, Maryland 21202	9,857,043	5.41%

Eton Park Fund, L.P.(6) Eton Park Master Fund, Ltd. 399 Park Avenue, 10th Floor New York, New York 10022	9,250,000	5.08%

Directors and Named Executive Officers
D. James Bidzos(7)	235,563	*
William L. Chenevich(8)	92,568	*
Kathleen A. Cote(9)	18,240	*
Mark D. McLaughlin(10)	64,955	*
Roger H. Moore(11)	77,388	*
John D. Roach(12)	24,377	*
Louis A. Simpson(13)	151,752	*
Timothy Tomlinson(14)	24,277	*
Richard H. Goshorn(15)	104,410	*
Russell S. Lewis(16)	122,279	*
Brian G. Robins(17)	125,455	*
Kevin A. Werner(18)	83,250	*
All current directors and executive officers as a group (13 persons)(19)	1,124,514	*

*	Less than 1% of VeriSign’s outstanding common stock.

(1)	The percentages are calculated using 182,266,866 outstanding shares of the Company’s common stock on February 28, 2010 as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information for each person also includes shares subject to options exercisable within 60 days of February 28, 2010, as applicable.
(2)	Based on Schedule 13G filed on January 29, 2010 with the SEC by BlackRock, Inc., with respect to beneficial ownership of 13,712,179 shares. BlackRock, Inc. has sole voting power over 13,712,179 of these shares and sole dispositive power over 13,712,179 of these shares.
(3)	Based on Schedule 13G/A filed on February 9, 2010 with the SEC by Delaware Management Holdings with respect to beneficial ownership of 13,412,429 shares. Delaware Management Holdings and Delaware Management Business Trust each reported that it has sole voting power over 13,358,192 of these shares, shared voting power over 437 of these shares and sole dispositive power over 13,412,429 of these shares. Delaware Management Holdings and Delaware Management Business Trust are parties to an Agreement to File Joint Acquisition Statements, dated February 9, 2010. Lincoln National Corp. is the ultimate parent of Delaware Management Business Trust.
(4)	Based on Schedule 13G/A filed on February 16, 2010 with the SEC by FMR LLC, with respect to beneficial ownership of 12,449,816 shares. FMR LLC has sole voting power over 181,738 of these shares and sole dispositive power over 12,449,816 of these shares.
(5)	Based on Schedule 13G/A filed on February 12, 2010 with the SEC by T. Rowe Price Associates, Inc., with respect to beneficial ownership of 9,857,043 shares. T. Rowe Price Associates, Inc. has sole voting power over 2,477,707 of these shares and sole dispositive power over 9,857,043 of these shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities as described herein. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.
(6)	Based on Schedule 13G filed on February 16, 2010 with the SEC: (i) Eton Park Fund, L.P. (“EP Fund”) directly owns 3,237,500 shares (or 1.78% of the class), over which EP Fund has shared voting power and shared dispositive power; (ii) Eton Park Master Fund, Ltd. (“EP Master Fund”) directly owns 6,012,500 shares (or 3.30% of the class), over which EP Master Fund has shared voting power and shared dispositive power; (iii) Eton Park Associates, L.P. (“EP Associates”), the general partner of EP Fund, has beneficial ownership of 3,237,500 shares (or 1.78% of the class) directly owned by EP Fund, over which EP Associates has shared voting power and shared dispositive power; (iv) Eton Park Capital Management, L.P. (“EP Management”), the investment advisor to EP Master Fund, has beneficial ownership of 6,012,500 shares (or 3.30% of the class) directly owned by EP Master Fund, over which EP Management has shared voting power and shared dispositive power; and (v) Eric M. Mindich (“Mindich”) has beneficial ownership of 9,250,000 shares (or 5.08% of the class) directly owned by EP Fund and EP Master Fund, over which he has shared voting power and shared dispositive power. Eton Park Associates, L.L.C. serves as the general partner of EP Associates. Mr. Mindich is managing member of Eton Park Associates, L.L.C. EP Master Fund is a client of EP Management. Eton Park Capital Management, L.L.C. serves as the general partner of EP Management. Mr. Mindich is the managing member of Eton Park Capital Management, L.L.C. Mr. Mindich disclaims beneficial ownership of the shares reported on Schedule 13G other than the portion of such shares which relates to his individual economic interest in each of EP Fund and EP Master Fund.
(7)	Includes 82,198 shares subject to options held directly by Mr. Bidzos.
(8)	Includes 78,582 shares subject to options held directly by Mr. Chenevich.
(9)	Includes 12,430 shares subject to options held directly by Ms. Cote.
(10)	Includes 47,500 shares subject to options held directly by Mr. McLaughlin.
(11)	Includes 69,432 shares subject to options held directly by Mr. Moore.
(12)	Includes 19,432 shares subject to options held directly by Mr. Roach.
(13)	Includes 84,832 shares subject to options held directly by Mr. Simpson.
(14)	Includes 4,845 shares held indirectly by the Tomlinson Family Trust, under which Mr. Tomlinson and his spouse are co-trustees. Includes 19,432 shares subject to options held directly by Mr. Tomlinson.
(15)	Includes 102,265 shares subject to options held directly by Mr. Goshorn.
(16)	Includes 103,434 shares subject to options held directly by Mr. Lewis.
(17)	Includes 102,721 shares subject to options, and 2,334 shares subject to RSUs, held directly by Mr. Robins.
(18)	Includes 73,750 shares subject to options held directly by Mr. Werner.
(19)	Includes the shares described in footnotes (7)-(18).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of VeriSign’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. We file Section 16(a) reports on behalf of our directors and executive officers to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely on a review of the reports we filed on behalf of our directors and executive officers, or written representations from reporting persons that all reportable transactions were reported, the Company believes that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with for fiscal 2009.

PROPOSAL NO. 2

APPROVAL OF ANNUAL INCENTIVE COMPENSATION PLAN

Summary of the VeriSign, Inc. Annual Incentive Compensation Plan

At the Annual Meeting of Stockholders, we will ask the stockholders to approve the VeriSign, Inc. Annual Incentive Compensation Plan (the “Plan”). The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If approved by stockholders, the Plan will become effective as of January 1, 2010.

The material terms of the Plan are summarized below. This summary is qualified by reference to the full text of the Plan, which is included as Appendix A to this Proxy Statement.

Administration; Amendment and Termination.    The Plan is administered by the Compensation Committee of the Board of Directors of the Company, or any subcommittee of the Compensation Committee formed by the Compensation Committee to act on its behalf under the Plan (the Compensation Committee or any such subcommittee, for the purposes of this section, the “Committee”). The Committee has broad authority to administer and interpret the Plan and its provisions as it deems necessary and appropriate. The Committee will be composed solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board of Directors or the Committee may amend or terminate the Plan at any time. Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law or stock exchange requirements.

Eligibility.    Executive officers of the Company who are selected by the Committee to participate in the Plan are eligible to receive awards under the Plan. Currently, there are seven executive officers of the Company.

Performance Criteria.    The Committee will establish specific performance targets applicable to awards granted under the Plan, determine the period over which such performance will be measured and establish an objective formula for calculating the bonus payable to each participant pursuant to his or her award. The Committee will take these actions within 90 days of the beginning of the Company’s fiscal year (or, if earlier, by the expiration of 25% of the applicable performance period).

The performance targets may be based on one or more of the following performance criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.

The Committee may also specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable performance targets, which may include (a) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (b) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (c) foreign exchange gains or losses, (d) stock-based compensation, (e) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (f) litigation or claim judgments or settlements. In addition, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

The Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, a change in control of the Company, or as otherwise determined by the Committee in special circumstances, in each case in accordance with the exception for performance-based compensation set forth in Section 162(m) of the Code.

Maximum Award; Payment of Awards.    The maximum dollar value of an award payable to any participant in any 12-month period is $5,000,000. The amount of the award actually paid to a participant may, in the sole discretion of the Committee, be reduced to less than the amount otherwise payable to the participant based on attainment of the performance goals for the performance period (including that any such amount may be reduced to zero). Each award under the Plan will be paid in cash or, to the extent provided in such stock plan, in share awards under a stockholder-approved stock plan of the Company. If permitted by the Committee, receipt of payment pursuant to awards under the Plan may be deferred under certain circumstances in accordance with a deferred compensation plan that complies with Section 409A of the Code.

Termination of Employment.    Payment to each Participant shall be subject to the Participant’s continuous employment with the Company or an affiliate through the applicable payment date. If a Participant does not remain continuously employed with the Company or an affiliate through the applicable payment date for an award, the participant will forfeit his or her right to any payment pursuant to such award; provided that, except where the participant was terminated for cause (as determined by the Committee in its sole discretion), the Committee, in its sole discretion, may determine to pay such participant all or any portion of such award, subject to such terms and conditions as the Committee may establish and, unless the Committee determines otherwise, subject to compliance with the exception for performance-based compensation set forth in Section 162(m) of the Code.

Federal Income Tax Consequences.    The following is a summary of certain federal income tax consequences of awards made under the Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

If an award under the Plan is paid in cash or its equivalent, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the award is paid in an amount equal to the cash or the fair market value of its equivalent, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code limits the deductibility of certain compensation of the Chief Executive Officer and the next three most highly compensated officers of publicly-held corporations (other than the Chief Financial Officer). Compensation paid to such an officer during a year in excess of $1,000,000 that is not performance-based (and does not comply with another exception from Section 162(m)) would not be deductible on the Company’s federal income tax return for that year. It is intended that compensation attributable to awards payable under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

New Plan Benefits.    The amounts of awards for fiscal year 2010 and any subsequent years will be determined based upon the performance criteria and any maximum bonus amounts below the $5,000,000 cap that may be established by the Committee from time to time for such year. As a result, it is not possible to determine the amounts of awards for fiscal year 2010 or subsequent years at this time. Moreover, because the Committee can reduce each participant’s award under the Plan by any amount in its discretion, it is also not possible to determine the amounts that would have been paid for fiscal year 2009 had the Plan been in effect during such year. If the Plan had been in effect during fiscal year 2009, the maximum award payable under the Plan’s formula would have been $5,000,000 for each executive officer participant in the Plan. If the Plan had been in effect for the 2009 fiscal year, the Committee may have exercised its discretion to reduce each participant’s award. See the Summary Compensation Table elsewhere in this Proxy Statement for the incentive awards the Committee actually determined to pay our Named Executive Officers for the 2009 fiscal year.

Approval

Under Delaware law, Section 162(m) of the Code and the charter and Bylaws of the Company, the Plan, including the material terms of the performance goals set forth therein, is approved by stockholders if a majority of the votes cast on this Proposal No. 2 are cast in favor of approval.

The Board Recommends a Vote “FOR” the Approval of the Annual Incentive Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

In 2009, we successfully completed the divestiture of our non-core businesses. We continued to invest in our core lines of business, Naming Services and Authentication Services, through investments in infrastructure, marketing, customer relationships and organizational programs. We solidified our executive ranks, appointing Mark D. McLaughlin as President and Chief Executive Officer and Brian G. Robins as Executive Vice President and Chief Financial Officer. Mr. Bidzos transitioned to the role of Executive Chairman and continues to serve as Chairman of the Board of Directors.

In the sections below, we describe our executive compensation program for 2009, including:

•	The principles on which our executive compensation program was based.

•	The process by which the Compensation Committee established and reviewed the executive compensation program.

•	The elements that made up our executive compensation program, as well as detailed information on each individual element.

For 2009, our Named Executive Officers were:

1. D. James Bidzos, Executive Chairman;

2. Mark D. McLaughlin, President and Chief Executive Officer;

3. Brian G. Robins, Executive Vice President and Chief Financial Officer;

4. Richard H. Goshorn, Senior Vice President, General Counsel and Secretary;

5. Russell S. Lewis, Executive Vice President, Strategy and Technical Operations; and

6. Kevin A. Werner, Senior Vice President, Corporate Development and Strategy.

Executive Compensation

Compensation Goals and Philosophy

Our executive compensation program is designed to provide a mix of short-term and long-term incentives that are linked to the achievement of key business goals and that ultimately create long-term value for our stockholders. Our program seeks to attract and retain highly talented executives and to motivate them to achieve our business objectives and contribute to our long-term success.

Our executive officer compensation program is designed with the following goals and principles in mind:

•

Performance: a significant portion of each executive officer’s total compensation should depend on the achievement of corporate objectives and the creation of stockholder value. Compensation should be directly linked to measurable corporate and individual performance, and provide incentives for superior performance.

•	Alignment: compensation should closely align the interests of our executive officers with the long-term interests of our stockholders.

•	Recruiting and Retention: compensation should be competitive with that offered by other leading high technology companies we view as competitors for the employment of talented executives.

The Process for Setting Compensation

Role of the Compensation Committee:    The Compensation Committee of our Board of Directors is ultimately responsible for the oversight of our compensation and benefit programs, and sets the policies governing compensation of our executive officers and our other employees. As part of this process, the Compensation Committee annually reviews and approves all elements of our executive compensation program (except health and welfare and other benefits provided to other full-time employees). It also reviews and approves the annual incentive bonus program and long-term incentive compensation programs for our non-officer employees. In addition, the Compensation Committee conducts a risk assessment to review that compensation policies and practices are well-aligned with VeriSign compensation design principles and that they are not reasonably likely to have an adverse impact on the Company.

Individual compensation decisions are made by the Compensation Committee after reviewing the performance of the Company and each executive’s performance during the year against established goals, current compensation arrangements, market trends, and the compensation history of the executive officer relative to other executives at VeriSign.

Role of Management:    The Chief Executive Officer (the “CEO”) annually reviews the performance of each executive officer (other than the CEO whose performance is ordinarily reviewed by the Chairman of the Board and the Board of Directors) and makes a recommendation regarding the salary, incentive bonus and long-term incentive compensation for each executive officer based on his assessment of the performance of each individual. The CEO also takes an active part in the discussions of the Compensation Committee regarding the compensation of executives who report to him directly, including the Named Executive Officers. All decisions regarding the CEO’s compensation are made by the Compensation Committee in executive session, without the CEO present.

In 2009, Mr. Bidzos, in his role as Executive Chairman and President and CEO on an interim basis and then as Executive Chairman, continued to have an active role in discussions at Compensation Committee meetings. Mr. Bidzos did not participate in discussions concerning his compensation. Mr. McLaughlin began his participation in Compensation Committee discussions upon his appointment as CEO in August 2009.

Role of Compensation Consultant:    Frederic W. Cook & Co. Inc. (“FW Cook”), a recognized compensation consulting firm, serves as the independent consultant to the Compensation Committee to assist it in evaluating and analyzing the Company’s executive compensation program, principles and objectives, as well as the specific compensation and benefit design recommendations presented by the Company’s executive management. FW Cook prepares a report relating to the CEO’s and all other Named Executive Officers’ compensation. The report includes comparative data with respect to peer companies, a tally sheet detailing total target cash compensation, the value of long-term incentive grants, the total annual value of benefits, estimated severance benefits for termination after a change-in-control, historical compensation data, and an analysis of built-in-gain on prior equity awards. FW Cook does not perform any other services for us other than its consulting services to the Compensation Committee.

Benchmarking:    We use a benchmarking process to help determine base salary, annual incentive bonus targets and long-term incentive compensation targets for our executive officers. We undertake an annual study of competitive compensation practices for executive officers at certain high technology companies that we view as our peers or as competitors for executive talent.

While the Compensation Committee carefully considers market data of our peers and other benchmark survey sources, it does not target a specific percentile when determining total compensation levels for its Named Executive Officers. Other key considerations include the executive’s individual performance in the prior year relative to his peers, the executive’s future potential with us, internal pay equity and the scope of the executive’s responsibilities and experience. Other elements of compensation, including health and welfare and other benefits and severance and change-in-control payments and benefits are reviewed periodically by the Compensation Committee to ensure that our total compensation is competitive based on data obtained from various sources at the time of the review.

Our compensation peer group is principally made up of publicly-traded companies in the high technology sector which are business competitors and/or with which we compete for executive talent (the “Peer Group”). The Compensation Committee reviews the Peer Group annually and makes adjustments as necessary to ensure it continues to appropriately reflect the competitive market for key talent and includes companies similar to us in scope and complexity.

The Peer Group used to set 2009 compensation is comprised of the same companies that we considered as peers in 2008 and is listed below:

Affiliated Computer Services	Cadence Design Systems	Fiserv

Akamai Technologies	Computer Associates	Intuit

Alliance Data Systems	Citrix Systems	McAfee

Autodesk	Cognizant Tech	Salesforce.com

BMC Software	DST Systems	Total System Services

Range of Revenues and Market Cap for 2009 Peer Group

	Most Recent Four Quarters Revenue ($M)	12/31/2009 Market Cap ($M)
75th Percentile	$3,218	$6,118
Median	$1,927	$4,301
25th Percentile	$1,651	$2,835
VeriSign	$1,031	$4,662

The Compensation Committee also reviewed and considered cash compensation levels from the Radford Executive Survey covering general technology companies with annual revenues between $1B—$3B.

At its meeting on November 3, 2009, the Compensation Committee selected a new Peer Group to be used for 2010 compensation analysis. As VeriSign was nearing completion of its divestiture activity, the Committee believed it was appropriate to revise the Peer Group to more appropriately align with VeriSign’s revenue and market capitalization.

The Peer Group that will be used beginning in 2010 consists of the following companies:

Akamai Technologies	Equinix	Neustar	Salesforce.com

ANSYS	Facstet Research Systems	Nuance Communications	Solera Holdings

Autodesk	Jack Henry & Associates	Paychex	Sybase

BMC Software	McAfee	Rackspace Hosting	TIBCO Software

Citrix Systems	Micros Systems	Red Hat	VMware

Range of Revenues and Market Cap for 2010 Peer Group

	Most Recent Four Quarters Revenue ($M)	12/31/2009 Market Cap ($M)
75th Percentile	$1,647	$6,640
Median	$875	$4,221
25th Percentile	$627	$2,543
VeriSign	$1,031	$4,662

Equity Award Practices

The Compensation Committee approves all equity awards to Section 16 executive officers, which include the Named Executive Officers, including annual award grants and any new hire, promotion and discretionary grants.

The Compensation Committee also approves the aggregate annual equity pool and employee grant guidelines. The Committee has delegated the actual award determination for non-Section 16 employees to the Grant Committee, other than the annual equity awards which are approved by the Committee, as described below. The Grant Committee was comprised of one individual, D. James Bidzos, Executive Chairman, until November 3, 2009, at which time the Board appointed Mark D. McLaughlin, President and CEO, to also serve as a member of the Grant Committee. The Compensation Committee has determined that any such awards would be granted on the 15th of the month (or the next scheduled trading day if the 15th of the month falls on a non-trading date) following the approval by the Grant Committee.

The allocation of annual equity awards is administered in February to align with the Company’s regular performance management process, which occurs in the first quarter of the fiscal year. During this process, decisions regarding employee performance, salary increases and bonus awards are determined. The equity award grants allocated to Section 16 Officers and all other employees during the annual performance management process are reviewed, approved and granted by the Compensation Committee at its regular meeting during the first quarter of each year.

Elements of Compensation Program

Base Salary:    Base salary is the primary fixed component of our compensation program, and is intended to provide a guaranteed level of annual income to our executives. We believe that offering a competitive annual base salary that is not subject to risk for performance is vital in attracting and retaining our executives.

Base salaries of our executive officers are determined annually. Actual base salary levels are established based upon each executive officer’s job responsibilities and experience, individual contributions and future potential. We benchmark against base salary and total compensation levels of executives from our Peer Group to help determine appropriate compensation levels for each executive officer. We also reference other compensation data and surveys relevant to establishing individual or programmatic changes. The Compensation Committee is mindful of the effects changes to base salary can have on other elements of our compensation program such as target bonus amounts and potential severance payments, and carefully considers these factors when setting or changing executive base salaries.

During the course of 2009, the Compensation Committee reviewed base salary levels for our Named Executive Officers. The Compensation Committee reviewed competitive benchmark data provided by FW Cook and recommendations from the Executive Chairman and CEO regarding each executive’s individual performance. Based on this information, the Compensation Committee made adjustments to salary levels, which they believed provided appropriate compensation commensurate with the executive’s performance and scope of responsibilities. The resulting salary levels were between the 25th percentile and 50th percentile of the 2009 Peer Group and survey data obtained from the Radford Executive Survey.

Name	Title	1/1/09 Salary Rate	Final 2009 Salary Rate
D. James Bidzos	Executive Chairman	$900,000	$500,000
Mark D. McLaughlin	President and Chief Executive Officer	n/a	$750,000
Brian G. Robins	Executive Vice President and Chief Financial Officer	$300,000	$400,000
Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	$390,000	$400,000
Russell S. Lewis	Executive Vice President, Strategy and Technical Operations	$400,000	$400,000
Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	$375,000	$375,000

Below is a summary of base salary changes that occurred in 2009:

The salary rate change for Mr. Bidzos reflects his base salary adjustment when he transitioned to the role of Executive Chairman on August 17, 2009. Mr. Bidzos’s compensation is further summarized in the section titled “CEO Compensation.”

Mr. McLaughlin was re-hired by the Company as President and Chief Operating Officer on January 14, 2009 with a base salary of $500,000. A summary of Mr. McLaughlin’s professional background is provided in this Proxy Statement under Proposal No. 1—Election of Directors.

On August 17, 2009, Mr. McLaughlin’s salary rate was adjusted to $750,000 commensurate with his appointment as President and Chief Executive Officer. Mr. McLaughlin’s compensation is further summarized in the section titled “CEO Compensation.”

Effective March 7, 2009, Mr. Robins received a salary increase to $320,000 as part of the Company’s regular performance management process conducted in the first quarter of 2009. On August 4, 2009, concurrent with his appointment as Executive Vice President and Chief Financial Officer, Mr. Robins received a salary adjustment to $400,000. This new salary was determined after reviewing salary levels and total direct compensation of our Peer Group and from the Radford Executive Survey.

Mr. Goshorn received a salary increase to $400,000 effective March 7, 2009. This base salary level was determined upon review of his performance and a comparison of compensation levels for similar positions at the companies in our Peer Group and from the Radford Executive Survey.

Messrs. Lewis’s and Werner’s base salary levels were unchanged for 2009. It was determined that their base salary levels were appropriately positioned following a review of their performance and a comparison of compensation levels of comparable positions at the companies in our Peer Group and from the Radford Executive Survey.

For 2010, base salaries were not adjusted for Named Executive Officers.

Annual Incentive Bonus:    We have established the VeriSign Performance Plan (“VPP”), an annual cash bonus plan that is designed to reward members of the executive team and other employees for their contributions in helping us achieve financial, operating, and other goals. The plan provides participants with the opportunity to earn an annual cash bonus based on our performance compared against pre-established financial and individual goals. Target bonus levels for our executive officers are established in part by reference to bonus levels of executives in our Peer Group as determined by our benchmarking analysis. VeriSign’s bonus targets in 2009 for its Named Executive Officers were overall below competitive median rates as compared to its Peer Group and survey information obtained from the Radford Executive Survey. This competitive position is influenced by some executives being new in their role or in an acting capacity when targets were reviewed.

In 2009, the VPP goals for executive officers were based on two financial performance measures from the Naming Services and Authentication Services businesses, (“Core Business Units”): (i) GAAP revenue from Core Business Units weighted at fifty percent (50%) and (ii) consolidated non-GAAP operating income weighted at fifty percent (50%). The Compensation Committee believed that this was an appropriate weighting for the goals to incentivize management to focus on the Company’s core business operations, driving revenue and operating income growth.

Consolidated non-GAAP operating income excluded the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets and restructuring costs. The non-GAAP performance measure is used because we believe it presents a clearer picture of the Company’s core operation and is not considered a substitution for results prepared in accordance with GAAP.

These goals represented a change from 2008, when the performance measures were non-GAAP operating income from Core Business Units and a strategic goal to substantially complete the divestiture program, with these goals weighted at ninety percent (90%) and ten percent (10%), respectively. The Compensation Committee changed these goals for 2009 to align the performance measures with the Company’s plan to focus on driving revenue and operating income growth in its Core Business Units. The goals for 2009 were reviewed and approved by the Compensation Committee in March 2009.

For the 2009 VPP bonuses for executives, the Compensation Committee established target levels of performance for each metric, equal to $1,025M for revenue and $374.5M for consolidated non-GAAP operating income. Actual funding for payouts was determined based on the level of achievement of each metric. A further description of the funding established for each metric is set forth below:

•

The revenue goal from Core Business Units was weighted at 50% of the total bonus pool. This portion would be funded when the actual results met a threshold level of achievement greater than 90% of the established revenue target of $1,025M. Based on a weighting of 50%, revenue achievement between 90% and 95% would result in a funding level of 0% to 15%; revenue achievement of 95% to 100% would result in a funding level of 15% to 50%; revenue achievement over 100% and up to 120% would result in funding from 50% to 150%.

•

The consolidated non-GAAP operating income goal was weighted at 50% of the total bonus pool. This portion would be funded when actual results met a threshold level of achievement greater than 90% of the established consolidated non-GAAP operating income target of $374.5M. Based on a weighting of 50%, non-GAAP operating income achievement between 90% and 95% would result in a funding level of 0% to 15%; non-GAAP operating income achievement of 95% to 100% would result in a funding level of 15% to 50%; non-GAAP operating income achievement over 100% and up to 150% would result in funding from 50% to 150%.

For 2009, the Compensation Committee determined that we achieved 98.8%, or $1,013M of the revenue goal from Core Business Units. Based on a weighting of 50%, this resulted in a funding multiplier of 42% for this goal. The Committee also determined that we achieved 103.7% of the consolidated non-GAAP operating income. Based on a weighting of 50%, this resulted in a funding multiplier of 57.5%. In summary, the aforementioned goal achievement levels resulted in a funding level of 99.5% for the VPP bonus plan, based on the schedule approved by the Compensation Committee. This resulted in a bonus pool being established for payments of bonuses to executives equal to 99.5% of the target bonuses for the executives. Executive bonuses could be paid from this pool in an aggregate amount up to the size of the pool.

Bonus payments for the Named Executive Officers under the 2009 VPP as approved by the Compensation Committee at its meeting held on February 22, 2010, subject to final financial statement certification (which occurred on February 26, 2010), are provided in the table below.

Name	Title	Bonus Target as a % of Final 2009 Base Salary	Final 2009 Bonus Payment (Actual Bonus Paid as a % of Final 2009 Base Salary)
D. James Bidzos	Executive Chairman	Mr. Bidzos was not eligible for a bonus	n/a
Mark D. McLaughlin	President and Chief Executive Officer	100%	$499,885 (66.6%)
Brian G. Robins	Executive Vice President and Chief Financial Officer	75%	$240,000 (60%)
Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	60%	$238,800 (59.7%)
Russell S. Lewis	Executive Vice President, Strategy and Technical Operations	60%	$220,000 (55%)
Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	60%	$206,250 (55%)

Bonuses to executives are pro-rated from the date of hire or from assignment to an executive officer position, or, in the case of former executives, pursuant to their severance arrangement, if applicable. The bonus paid to Mr. McLaughlin was prorated to reflect his bonus target at 75% and base salary rate earnings of $294,521 when he was President and COO from January 14, 2009 through August 16, 2009, and his bonus target at 100% and base salary rate earnings of $281,507 as President and CEO from August 17, 2009 through December 31, 2009. The bonus paid to Mr. Robins was prorated to reflect his bonus target at 50% and base salary rate earnings of $188,493 when he was acting Chief Financial Officer from January 1, 2009 through August 3, 2009 and his bonus target at 75% and base salary rate earnings of $164,384 as CFO from August 4, 2009 through December 31, 2009. In determining the final bonus payments, the Compensation Committee also took into account the performance results against the performance measures established under the VPP and assessment of the individual performance of each of the executives.

For 2010, no changes were made to individual bonus targets for Named Executive Officers.

2010 Annual Incentive Bonuses:    Similar to 2009, the VPP in 2010 will be based upon achievement of revenue and non-GAAP operating income goals. Each performance metric will be weighted at 50% and threshold levels of achievement greater than 90% will result in funding the bonus pool under the Plan. Individual bonuses will be based upon employee level, target bonus opportunity, business unit performance and individual performance.

In addition, in order to ensure that bonuses paid to executive officers are fully deductible for tax purposes, the Company adopted the VeriSign, Inc. Annual Incentive Compensation Plan (“Plan”). This Plan is described under “Proposal No. 2—Approval of Annual Incentive Compensation Plan,” and its effectiveness is conditioned on stockholder approval of the Plan. If approved by the Company’s stockholders, any bonuses paid to executive officers will be paid pursuant to the Plan. Payments under the Plan will be based upon satisfaction of a performance target setting a maximum bonus and the Committee’s negative discretion. The Committee currently intends that 2010 bonuses under the Plan, if approved, will be determined taking into account performance against the VPP targets.

Discretionary Bonus:    At its February 23, 2009 meeting, the Compensation Committee approved a special discretionary bonus for Mr. Robins, in the amount of one hundred thousand dollars ($100,000) in recognition of Mr. Robin’s performance during 2008 in his role of acting Chief Financial Officer of the Company. This bonus was paid on March 27, 2009. Furthermore, at its May 4, 2009 meeting, the Compensation Committee authorized a bonus in the amount of one hundred thousand dollars ($100,000) annualized to be prorated for the time period during which Mr. Robins continued in the role as acting Chief Financial Officer in 2009. This bonus was paid in the amount of $58,904 on August 28, 2009.

Long-term Incentive Compensation:    Equity-based grants are an important element of our total compensation program with the goal to align interests of Named Executive Officers with those of our stockholders and to provide each Named Executive Officer with an incentive to manage VeriSign from the perspective of an owner with an equity stake in the business. Long-term incentive award amounts are established based upon each Named Executive Officer’s job responsibilities and experience, individual contributions and future potential and the value of existing vested and unvested outstanding equity awards. The Compensation Committee references long-term incentive award levels of executives at Peer Group companies and benchmark data provided by FW Cook and the Radford Executive Survey.

The Compensation Committee believes that both stock options and restricted stock units (“RSUs”) accomplish our goal of linking executive compensation to increases in stockholder value and providing a retention incentive. Stock options only have value to the recipient if the Company’s share price increases from the date of grant. RSUs provide immediate retention value to our executives in addition to providing a strong incentive to increase the Company’s share price and consequently the value of the shares received upon vesting.

In 2009, equity awards were granted during the annual equity program grant process conducted in February 2009. In addition, equity awards were granted to Messrs. McLaughlin and Robins upon their appointments as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively. For the 2009 annual equity awards, 50% of the total award value was granted in the form of non-qualified stock options and 50% of the total award value was granted in the form of RSUs.

The stock options were granted with an exercise price equal to fair market value at the date of grant and vest over a four-year period, with 25% of the option shares vesting on the first anniversary of the grant and the remaining option shares vesting ratably each quarter thereafter until fully vested. The RSUs vest over a four-year period, with 25% vesting on each anniversary of the grant date until fully vested. Subject to limited exceptions, unvested awards are forfeited upon termination of employment.

Stock options and RSUs were granted on February 23, 2009 at the regularly scheduled Compensation Committee meeting. The grant price for stock options was $18.64 which was the closing price per share of VeriSign’s common stock on the NASDAQ Global Select Market on February 23, 2009. The table below details the equity grants awarded to Named Executive Officers on February 23, 2009, excluding Mr. Bidzos and Mr. McLaughlin whose equity grants are discussed in the section titled CEO Compensation.

Name	Title	Number of Stock Options Granted February 23, 2009	Number of Restricted Stock Units Granted February 23, 2009
Brian G. Robins	Executive Vice President and Chief Financial Officer	50,000	20,000
Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	32,500	13,000
Russell S. Lewis	Executive Vice President, Strategy and Technical Operations	25,000	10,000
Kevin A. Werner	Senior Vice President, Corporate Development and Strategy	32,500	13,000

On August 3, 2009, the Compensation Committee recommended a grant of 10,000 RSUs to be awarded to Mr. Robins, subject to approval by the Board of Directors, upon his appointment as Executive Vice President and Chief Financial Officer. The grant date of this award is August 4, 2009, commensurate with the Board approval of his appointment and effective date of his new role. These RSUs have a grant date fair value of $205,400 and vest over a four-year period with 25% vesting on each anniversary of the grant date until fully vested.

CEO Compensation:    On January 14, 2009, Mr. McLaughlin was rehired by VeriSign as President and Chief Operating Officer. The Board of Directors appointed Mr. McLaughlin as President and Chief Executive Officer of VeriSign, effective August 17, 2009. Concurrently, with the appointment of Mr. McLaughlin as Chief Executive Officer, the Board of Directors accepted the resignation of Mr. Bidzos from the position of Chief Executive Officer on an interim basis. The Board of Directors also approved the appointment of Mr. Bidzos to the position of Executive Chairman of the Company, effective August 17, 2009.

Mr. McLaughlin’s base salary was established at $500,000 per year upon his rehire into the Company on January 14, 2009 as President and Chief Operating Officer. His bonus target was set at 75% of his annual base salary. In addition, Mr. McLaughlin received an equity grant of 152,000 stock options and 61,000 RSUs, both with a grant date of January 14, 2009. The stock options have an exercise price of $17.40 and vest over a four-year period with 25% of the option shares vesting on the first anniversary of the grant and the remaining option shares vesting ratably each quarter thereafter until fully vested The RSUs vest over a four-year period, with 25% vesting on each anniversary of the grant date until fully vested. Subject to limited exceptions, unvested awards are forfeited upon termination of employment. Mr. McLaughlin’s compensation package for his role as President and Chief Operating Officer was between the 25th and 50th percentile of the Peer Group and the Radford Executive Survey.

In connection with his new hire package, Mr. McLaughlin entered into a change-in-control agreement with the same terms as provided to other Section 16 Officers of the Company (as described under “Change-in-Control and Retention Agreements” below). In addition, Mr. McLaughlin entered into a severance arrangement pursuant to which he would be provided with certain severance benefits upon certain terminations of employment occurring on or prior to July 1, 2010, as described under “Severance Agreements” below.

Effective with his appointment to President and Chief Executive Officer, Mr. McLaughlin’s base salary was adjusted to $750,000 per year and his annual bonus target was set at 100% of base salary, reflecting a total target cash position between the 25th and 50th percentile of the Peer Group and the Radford Executive Survey.

Mr. McLaughlin also received a grant of 30,000 RSUs with a grant date fair value of $613,800, which vest over a four-year period, with 25% vesting on each anniversary of the grant date until fully vested. Mr. McLaughlin also entered into a new change-in-control agreement, the terms of which are identical to the terms contained in the Company’s form of Change-in-Control and Retention Agreements for VeriSign Section 16 Executive Officers (as described under “Change-in-Control and Retention Agreements” below), except that Mr. McLaughlin’s agreement provides for cash severance of two times his base salary plus bonus and continuation of health benefits for him and his dependents for two years.

Mr. Bidzos’s base salary was established at $900,000 per year effective as of his appointment on June 30, 2008 as Executive Chairman and President and Chief Executive Officer on an interim basis. His base salary was guaranteed for a six month period and would end upon the appointment of a new Chief Executive Officer. In addition, Mr. Bidzos did not participate in the annual cash bonus plan, the VPP, since the equity component of Mr. Bidzos’s package vested over a period of one year.

Effective with his appointment as Executive Chairman on August 17, 2009, Mr. Bidzos’s base salary was changed to $500,000 per year. He also received a grant of 97,751 RSUs which vest and are settled in shares of the Company’s common stock in eight equal quarterly installments over a two-year period from the date of grant, subject to Mr. Bidzos continuing to be affiliated with the Company. Mr. Bidzos’s RSUs had a value of $2,000,000 on the grant date, calculated by taking the closing price of the Company’s common stock on August 17, 2009 ($20.46) times the number of restricted stock units granted (97,751).

Benefits:    Executive officers are eligible to participate in the same health and welfare benefits provided generally to all other employees, at the same general premium rates charged to such employees. The benefits include medical, dental and vision insurance and other health benefits, group life insurance, short and long-term disability, fitness club reimbursement up to $390 per year, paid time off, an employee stock purchase plan, and a tax-qualified 401(k) salary deferral plan.

Other than those benefits described above, we provide no additional or supplemental benefits, such as a company automobile, country club memberships, deferred compensation programs, or retirement benefits, to our executive officers.

Total Compensation:    We believe we are fulfilling our compensation objectives and rewarding executive officers in a manner that is consistent with our pay-for-performance philosophy. Executive compensation is tied directly to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance and between our operational performance and stockholder value. For the Named Executive Officers as of the end of 2009 (excluding Mr. Bidzos, who performed two roles in 2009, President and Chief Executive Officer on an interim basis and Executive Chairman, and whose compensation package is detailed in CEO Compensation above), the aggregate total compensation mix represented 25% base salaries, 16% actual annual cash bonuses and 59% long-term incentives based on grant date fair value.

Recoupment of Incentive Compensation in the Case of Inaccurate Financial Statements

The Committee adopted an executive compensation recoupment policy in March 2010 that applies to incentive awards, including long-term incentive compensation, awarded in 2010 and thereafter. The policy applies to all Section 16 executive officers and such other officers as the Committee designates. The policy applies whenever there is an inaccurate financial statement and, as a result, a covered executive has received materially more incentive compensation than would have otherwise occurred. Under these circumstances, the Committee has discretion to seek recovery of such overpayment, either through reduction of future awards or payments to the covered executive, or by directly seeking repayment. Except in the case of fraudulent, intentional, willful, or grossly negligent misconduct by the recipient of the incentive awards, the Company may only recover incentive awards paid based on inaccurate financial statements if they were paid in the three years prior to the determination that an inaccurate financial statement has been used for the calculation of incentive awards. The date of the determination that an inaccurate financial statement has been so used will be deemed to be the date the Company commences steps that ultimately lead to the correction of an inaccurate financial statement.

Stock Retention Policy

The Board believes that the Company’s executive officers and members of the Board should retain long-term ownership of common stock of the Company received as incentive compensation to further align their interests with the long-term interests of the Company’s stockholders. To further that goal, the Compensation Committee adopted a Stock Retention Policy, which replaced the Company’s previous Stock Ownership Guidelines, and was effective as of August 1, 2009 (the “Effective Date”). The Stock Retention Policy applies to each of the Company’s executive officers who are subject to the provisions of Section 16 of the Exchange Act (the “Officers”) and the Board members as of the Effective Date and to each individual who becomes an Officer or member of the Board after the Effective Date. The Stock Retention Policy applies to all equity compensation awards outstanding as of the Effective Date under any of the Company’s equity plans and all future equity compensation awards granted under any Company equity plan. With respect to any individual who becomes an Officer or director after the Effective Date, the Stock Retention Policy applies to all equity compensation awards held by such individual on the date he or she becomes an Officer or member of the Board and to all equity compensation awards received thereafter. The term “equity compensation awards” includes stock options (excluding options under VeriSign’s employee stock purchase plans), stock appreciation rights, restricted and unrestricted stock awards, restricted and unrestricted stock units, performance shares, performance units, or any other stock-based incentive awards that are granted by the Company for compensatory purposes. Each Officer and member of the Board is required to retain, until the date that is six months after the Officer’s or member of the Board’s service with the Company and its subsidiaries ceases for any reason, direct or indirect ownership of 50% of any Net Shares of Company common stock issued on or after August 1, 2009, to or on behalf of the Officer or member of the Board pursuant to each equity compensation award. “Net Shares” means the number of issued shares of Company common stock remaining upon the exercise or settlement of an equity compensation award after shares are sold or netted to pay the exercise price, and applicable taxes, as such amount is determined by the Company under the rules of administration approved by the Compensation Committee. The Compensation Committee reserves the right to modify or terminate the Stock Retention Policy at any time if it determines in its sole discretion that such action would be in the best interests of the Company. The Stock Retention Policy can be found on our Website at https://investor.verisign.com/policies.cfm.

Because we grant stock-based incentives in order to align the interests of our employees with those of our stockholders, our Securities Trading Policy forbids executive officers and other employees from buying or selling derivative securities related to VeriSign common stock, such as puts or calls on VeriSign common stock, since derivative securities may diminish the alignment of incentives that we seek to foster between our employees and our stockholders. Company-issued stock options and RSUs are not transferable during the executive officer’s life, other than certain gifts to family members (or trusts, partnerships, or similar entities that benefit family members).

Severance Agreements

We do not have a formal severance program for our executive officers, all of whom are at-will employees. We generally do not enter into employment agreements with our executive officers and employment offers generally do not provide for severance or other benefits following termination. The Compensation Committee will consider, when appropriate, providing a severance package to attract a potential executive officer or in connection with an executive officer’s departure from the Company. Mr. McLaughlin entered into a severance arrangement as part of his compensation package when he was hired as President and Chief Operating Officer on January 14, 2009. The severance agreement provided for (a) 12 months annual base salary; (b) annual bonus at target (if the termination occurred in 2009) or annual bonus at target prorated to the date of separation (if the termination occurred in 2010); (c) a lump sum equal to the cost of COBRA coverage and life insurance benefits for 12 months; (d) access to outplacement services for six months; (e) acceleration of 25% of any in-the-money unvested stock options; and (f) acceleration of 25% of any unvested restricted stock units if the Company terminated his employment without cause or Mr. McLaughlin resigned for “good reason” from his position as President and Chief Operating Officer on or before July 1, 2010 or if Mr. McLaughlin resigned and left the Company for any reason on July 1, 2010.

Change-in-Control and Retention Agreements

We have entered into change-in-control and retention agreements with our executive officers, including the Named Executive Officers, except D. James Bidzos, Executive Chairman. The agreements provide for certain severance benefits in the event an executive’s employment is terminated in connection with a change in control of the Company. All of these agreements are “double trigger” agreements meaning that executives will only be eligible for benefits under the agreements if both (i) a change-in-control of the Company occurs and (ii) within twenty-four months of the change-in-control the executive’s employment is terminated by the Company without cause (or by the executive for good reason) in connection with the change-in-control. See “Potential Payments Upon Termination or Change-in-Control” for a description of the terms of these agreements. In connection with his initial rehire, Mr. McLaughlin entered into a change-in-control and retention agreement with the same terms as provided to other executive officers. In connection with his appointment as President and CEO, Mr. McLaughlin’s change-in-control and retention agreement was modified to provide that, in the event of a qualifying termination, he would receive cash severance of two times his base salary plus bonus and continuation of health benefits for two years.

On August 3, 2009 the Compensation Committee approved an amendment to the change-in-control and retention agreements to change the trigger rate in the definition of “change-in-control” from 30% to 35%. This is further detailed in the proxy section titled “Potential Payments Upon Termination or Change-in-Control.”

The Compensation Committee believes that the change-in-control and retention agreements are necessary to attract and retain highly qualified executives and to neutralize the personal interests of our executives in light of any potential beneficial corporate transaction. The Compensation Committee determined the change-in-control and retention agreements were reasonable when compared to practices among the companies in our Peer Group.

Tax Treatment of Executive Compensation

In determining the amount and form of compensation paid each year to our executive officers, we take into account the tax treatment of such compensation.

Section 162(m) of the Code limits the federal income tax deduction for compensation paid to certain Named Executive Officers, other than the Company’s chief financial officer and executive officers who left prior to the end of the year, to $1,000,000 per year for public companies, unless the compensation is performance-based. Our executive compensation is structured to maximize the amount of compensation expense that is deductible by the Company when, in its judgment, it is appropriate and in the interest of the Company and its stockholders. The deductibility of an executive officer’s compensation can depend upon the timing of the executive officer’s vesting or exercise of previously granted rights, as well as other factors beyond the Company’s control. Therefore an executive officer’s compensation is not necessarily limited to that which is deductible under Section 162(m). The Compensation Committee may approve payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet compensation objectives or if it determines that doing so is otherwise in the interest of our stockholders. Certain RSUs granted in fiscal 2009 and bonuses awarded for services rendered in 2009 are not performance based and therefore are not exempt from the limitation of deductibility under Section 162(m). If stockholders approve the Plan, bonuses paid to executive officers thereunder should be fully deductible under Section 162(m). See “Proposal No. 2—Approval of Annual Incentive Compensation Plan.”

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee

Louis A. Simpson (Chairperson)

Timothy Tomlinson

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Louis A. Simpson and Timothy Tomlinson. All of the members of the Compensation Committee during 2009 were independent directors during the time period they served on the Compensation Committee, and none of the members of the Compensation Committee during 2009 were employees or officers or former officers of VeriSign. No executive officer of VeriSign has served on the compensation committee (or other board committee performing equivalent functions, if any) or the board of directors of another entity, one of whose executive officers served as a member of the Compensation Committee of VeriSign during 2009; and no executive officer of VeriSign has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Board during 2009.

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation received by each person who served as our principal executive officer and principal financial officer during fiscal 2009 and the three other most highly compensated executive officers as of the end of fiscal 2009. We refer to these executive officers as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary (1)	Bonus		Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)		Total
D. James Bidzos(5) Executive Chairman	2009	$751,154	$—		$1,999,985	$—	$—	$4,600		$2,755,739
	2008	415,385	—		3,999,976	—	—	77,338	(6)	4,492,699

Mark D. McLaughlin(7) President and Chief Executive Officer	2009	579,807	—		1,675,200	1,080,538	499,885	36,930	(8)	3,872,360
	2008	—	—		—	—	—	180,000	(9)	180,000
	2007	431,308	1,008	(10)	1,540,862	932,711	145,800	249,881	(11)	3,301,570

Brian G. Robins(12)	2009	350,845	158,904	(13)	578,200	380,770	240,000	8,306		1,717,025
Executive Vice President and Chief Financial Officer	2008	287,293	56,000		553,170	289,138	208,500	7,865		1,401,966

Richard H. Goshorn	2009	399,731	—		242,320	247,500	238,800	2,542		1,130,893
Senior Vice President, General Counsel and Secretary	2008	374,231	—		622,040	231,310	325,260	2,173		1,555,014

Russell S. Lewis	2009	401,539	—		186,400	190,385	220,000	10,392		1,008,716
Executive Vice President, Strategy and Technical Operations	2008	380,769	—		1,608,650	289,138	333,600	9,795		2,621,952

Kevin A. Werner	2009	376,443	—		242,320	247,500	206,250	8,789		1,081,302
Senior Vice President, Corporate Development and Strategy	2008	358,654	—		686,600	289,138	312,750	8,256		1,655,398

(1)	Includes, where applicable, amounts electively deferred by each Named Executive Officer under our 401(k) Plan.
(2)	Stock Awards consist of RSUs granted in 2009 and 2008, respectively, and performance based RSUs granted in 2007. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the applicable awards granted in fiscal 2009, 2008 and 2007, respectively. The assumptions used to calculate the grant date fair value of awards for (i) fiscal 2009 and 2008 are set forth in Note 13, “Employee Benefits and Stock-Based Compensation,” and (ii) fiscal 2007 are set forth in Note 13, “Stock Based Compensation,” of our Notes to Consolidated Financial Statements in the Annual Reports of Form 10-K for the corresponding years.
(3)	Amounts shown are for non-equity incentive plan compensation earned during the year indicated, but paid in the following year.
(4)	Except as otherwise indicated, amounts in “All Other Compensation” for fiscal 2009, fiscal 2008 and fiscal 2007 include, where applicable, matching contributions made by the Company to the VeriSign 401(k) Plan, health club fee reimbursements, term life insurance payments and certain other compensation not required to be identified under the SEC rules.
(5)	Mr. Bidzos served as Non-Executive Chairman of the Board until June 30, 2008, at which time he was appointed Executive Chairman, President and Chief Executive Officer on an interim basis. On January 14, 2009, Mr. Bidzos resigned as President on an interim basis, and on August 17, 2009, Mr. Bidzos resigned as Executive Chairman and Chief Executive Officer on an interim basis and was appointed Executive Chairman of VeriSign.
(6)	Includes cash compensation of $76,154 for services as a non-employee director from January 1, 2008 to June 30, 2008 and $350 payment made for waiver of medical coverage.
(7)	Mr. McLaughlin held a number of key positions at VeriSign from 2000 to 2007, including serving as our Executive Vice President of Products and Marketing, before resigning from employment with us on December 1, 2007. Mr. McLaughlin returned to VeriSign and served as our President and Chief Operating Officer from January 2009 to August 2009. In August 2009, Mr. McLaughlin was appointed as our President and Chief Executive Officer, and he has served in that capacity and as a director of VeriSign since that date.
(8)	Includes payment of $30,000 made pursuant to the terms of Mr. McLaughlin’s Consulting Agreement effective November 1, 2008.
(9)	Includes payments in the amount of $120,000 made pursuant to the terms of Mr. McLaughlin’s Consulting Agreement effective November 1, 2008, and $60,000 for consulting services rendered pursuant to the terms of Mr. McLaughlin’s Separation and General Release Agreement dated November 28, 2007.
(10)	Represents interest paid on contribution refunded to Mr. McLaughlin in February 2007 as a participant in the Company’s 1998 Employee Stock Purchase Plan.
(11)	Includes (i) $11,110 payment (on a fully grossed up basis) for the estimated amount of tax and interest incurred as a result of the exercise in fiscal 2006 of certain options subject to Section 409A of the Code and (ii) $228,670 paid or accrued pursuant to the terms of Mr. McLaughlin’s Separation and General Release Agreement dated November 28, 2007.

(12)	Mr. Robins was appointed Executive Vice President and Chief Financial Officer on August 4, 2009; he had previously held the title of acting Chief Financial Officer.
(13)	Mr. Robins received discretionary bonuses of $100,000 and $58,904 on March 27, 2009 and August 28, 2009, respectively. These bonuses were awarded in recognition of his performance during his role as acting Chief Financial Officer.

Grants of Plan-Based Awards for Fiscal 2009

The following table shows all plan-based awards granted to the Named Executive Officers during fiscal 2009 under the VPP and 2006 Equity Incentive Plan.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009(1)

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target		Maximum
D. James Bidzos	08/17/2009						97,751			1,999,985
			—		—

Mark D. McLaughlin	01/14/2009							152,000	17.40	1,080,538
	01/14/2009						61,000			1,061,400
	08/17/2009						30,000			613,800
			502,397	(2)	1,507,191	(2)

Brian G. Robins	02/23/2009							50,000	$18.64	380,770
	02/23/2009						20,000			372,800
	08/04/2009						10,000			205,400
			236,384	(3)	709,152	(3)

Richard H. Goshorn	02/23/2009							32,500	$18.64	247,500
	02/23/2009						13,000			242,320
			240,000		720,000

Russell S. Lewis	02/23/2009							25,000	$18.64	190,385
	02/23/2009						10,000			186,400
			240,000		720,000

Kevin A. Werner	02/23/2009							32,500	$18.64	247,500
	02/23/2009						13,000			242,320
			225,000		675,000

(1)	Named Executive Officers (other than Mr. Bidzos) are eligible to receive an annual cash bonus under the VPP and long-term incentive compensation under our 2006 Equity Incentive Plan (the “2006 Plan”) as described in “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.
(2)	Amounts for Mr. McLaughlin are calculated based on applicable target and maximum bonus percentages for the periods in 2009 in which Mr. McLaughlin served as President and Chief Operating Officer and as President and Chief Executive Officer, respectively.
(3)	Amounts for Mr. Robins are calculated based on applicable target and maximum bonus percentages for the periods in 2009 in which Mr. Robins served as acting Chief Financial Officer and as Chief Financial Officer, respectively.

The Company generally does not enter into employment agreements with its executive officers, each of whom may be terminated at any time at the discretion of the Board. The Company entered into change-in-control agreements with Mark D. McLaughlin, President and Chief Executive Officer, and Brian G. Robins, Executive Vice President and Chief Financial Officer, and also entered into Amended and Restated Change-in-Control and Retention Agreements with other of its executive officers, including the Named Executive Officers, except D. James Bidzos, Executive Chairman.

Stock options are granted at an exercise price not less than 100% of the fair market value of VeriSign’s common stock on the date of grant and have a term of not greater than seven years from the date of grant. Stock options listed above vest as to 25% of the granted option on the first anniversary of the date of grant and ratably thereafter over the following 12 quarters. An RSU is an award covering a number of shares of VeriSign common stock that may be settled in cash or by issuance of those shares on a one-for-one basis. RSUs granted to certain executive officers, except Mr. Bidzos, during 2009 vest in four installments, with one-fourth of the granted RSUs vesting on each annual anniversary of the date of grant. RSUs granted to Mr. Bidzos on August 17, 2009 vest in eight installments, with 12.5% of the granted RSUs vesting on each quarterly anniversary of the date of grant. Any dividends paid on our common stock during the vesting period applicable to RSUs shall be credited to the participant in the form of additional RSUs, the number of which shall be calculated based on the market price of our common stock on the date such dividends are paid to stockholders. Any such additional RSUs shall be subject to the same terms and conditions as the underlying RSU award.

Please refer to “Compensation Discussion and Analysis” elsewhere in this Proxy Statement for more information concerning our compensation practices and policies for executive officers.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2009 granted under the 1998 Equity Incentive Plan, the 1998 Director Stock Option Plan and the 2006 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards							Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un-exercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
D. James Bidzos	07/24/2000	7,500				$184.63	07/24/2010
	01/26/2001	5,000				$76.25	01/26/2011
	07/26/2001	12,500				$47.17	07/26/2011
	07/25/2002	3,125				$6.70	07/25/2012
	08/07/2007	10,548				$29.63	08/07/2014
	07/25/2003	6,250				$12.88	07/25/2013
	08/01/2006	14,300	(2)	3,300		$17.94	08/01/2013
	07/25/2005	12,500				$25.99	07/25/2015
	07/26/2004	9,375				$16.90	07/26/2014
	08/01/2006							1,525	(3)	36,966
	08/17/2009							85,532	(4)	$2,073,296
Mark D. McLaughlin	01/14/2009			152,000	(5)	$17.40	01/14/2016
	01/14/2009							61,000	(3)	$1,478,640
	08/17/2009							30,000	(3)	$727,200
Brian G. Robins	02/15/2007	35,000	(2)	25,000		$26.19	02/15/2014
	02/28/2007	3,438	(2)	1,562		$25.30	02/28/2014
	08/07/2007	11,896	(2)	9,252		$29.63	08/07/2014
	08/07/2007	1,983	(2)	1,542		$29.63	08/07/2014
	08/15/2007	19,508	(2)	15,172		$29.51	08/15/2014
	08/04/2008	7,813	(2)	17,187		$32.28	08/04/2015
	02/23/2009			50,000	(5)	$18.64	02/23/2016
	02/15/2007							5,000	(3)	$121,200
	08/07/2007							4,426	(3)	$107,286
	08/07/2007							737	(3)	$17,865
	08/15/2007							7,260	(3)	$175,982
	03/14/2008							7,000	(6)	$169,680
	08/04/2008							7,500	(3)	$181,800
	02/23/2009							20,000	(3)	$484,800
	08/04/2009							10,000	(3)	$242,400
Richard H. Goshorn	06/15/2007	68,750	(2)	41,250		$29.32	06/15/2014
	08/07/2007	9,914	(2)	7,710		$29.63	08/07/2014
	08/04/2008	6,250	(2)	13,750		$32.28	08/04/2015
	02/23/2009			32,500	(5)	$18.64	02/23/2016
	08/07/2007										22,376	(7)	$542,394
	06/15/2007							7,500	(3)	$181,800
	02/19/2008							10,000	(6)	$242,400
	08/04/2008							6,000	(3)	$145,440
	02/23/2009							13,000	(3)	$315,120
Russell S. Lewis	11/03/2004	50,000				$26.53	11/03/2011
	08/01/2006	22,888	(2)	5,282		$17.94	08/01/2013
	08/07/2007	39,563	(2)	30,841		$29.63	08/07/2014
	08/04/2008	7,813	(2)	17,187		$32.28	08/04/2015
	02/23/2009			25,000	(5)	$18.64	02/23/2016
	08/07/2007										49,506	(7)	$1,200,025
	08/01/2006							782	(3)	$18,956
	02/19/2008							20,000	(6)	$484,800
	08/04/2008							7,500	(3)	$181,800
	11/04/2008							18,750	(3)	$454,500
	02/23/2009							10,000	(3)	$242,400

	Option Awards							Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un-exercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards Market or payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kevin A. Werner	10/15/2007	45,000	(2)	45,000		$33.40	10/15/2014
	08/04/2008	7,813	(2)	17,187		$32.28	08/04/2015
	02/23/2009			32,500	(5)	$18.64	02/23/2016
	10/15/2007										30,000	(7)	$727,200
	10/15/2007							5,000	(3)	$121,200
	02/19/2008							10,000	(6)	$242,400
	08/04/2008							7,500	(3)	$181,800
	02/23/2009							13,000	(3)	$315,120

(1)	The market value is calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2009, which was $24.24
(2)	The option became exercisable as to 25% of the grant on the first anniversary of the date of grant, and vests quarterly thereafter at the rate of 6.25% per quarter until fully vested.
(3)	The RSUs vest as to 25% of the total award on each anniversary of the date of grant until fully vested.
(4)	The RSUs vest as to 12.5% of the total award on each quarterly anniversary of the date of grant until fully vested.
(5)	The option will become exercisable as to 25% of the grant on the first anniversary of the date of grant, and will vest quarterly thereafter at the rate of 6.25% per quarter until fully vested.
(6)	The RSU award vests over a four year period, with one-third of the total award vesting on the second, third and fourth anniversaries of the date of grant.
(7)	An award of performance-based RSUs was granted on August 7, 2007. If specified performance criteria are achieved, 100% of the grant will vest on the third anniversary of the date of grant. If specified performance criteria are not achieved, 50% of the grant will vest on the fourth anniversary of the date of grant and the remaining 50% of the grant will be forfeited. Details regarding the performance criteria are set forth in the Current Report on Form 8-K filed by the Company on August 30, 2007.

Option Exercises and Stock Vested for Fiscal 2009

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by our Named Executive Officers during fiscal 2009.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2009

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
D. James Bidzos	—	$—	106,680	$2,227,456
Mark D. McLaughlin	—	—	—	—
Brian G. Robins	—	—	11,212	225,449
Richard H. Goshorn	—	—	5,750	109,818
Russell S. Lewis	—	—	9,532	212,209
Kevin A. Werner	—	—	5,000	109,900

Potential Payments Upon Termination or Change-in-Control

Except as described below, the Company has no formal severance program for its Named Executive Officers, each of whom may be terminated at any time at the discretion of the Board. On August 24, 2007, the Compensation Committee adopted and approved forms of change-in-control and retention agreements to be entered into with VeriSign’s chief executive officer and our other executive officers, and on August 3, 2009 the Compensation Committee approved amendments to those form agreements to change, among other things, the trigger in the definition of “change-in-control” from acquisition of 30% of our common stock to acquisition of 35% of our common stock (such agreements, as amended, the “CIC Agreements”). Under the CIC Agreements, an executive officer of the Company is entitled to receive severance benefits if, within the twenty-four months following a “change-in-control” (or under certain circumstances, during the six-month period preceding a “change-in-control”), the executive officer’s employment is terminated by VeriSign without “cause” or by the executive officer for “good reason.” The terms and conditions of the CIC Agreements are described below.

Under the CIC Agreements, “change-in-control” means:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding, for purposes of this Section, securities acquired directly from the Company), of securities of the Company representing at least thirty-five percent (35%) of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(b) the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c) a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are incumbent directors;

(d) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(e) stockholder approval of the dissolution or liquidation of the Company.

Under the CIC Agreements, “cause” means:

(a) an executive’s willful and continued failure to substantially perform the executive’s duties after written notice providing the executive with ninety (90) days from the date of the executive’s receipt of such notice in which to cure;

(b) conviction of (or plea of guilty or no contest to) the executive for a felony involving moral turpitude;

(c) an executive’s willful misconduct or gross negligence resulting in material harm to the Company; or

(d) an executive’s willful violation of the Company’s policies resulting in material harm to the Company.

Under the CIC Agreements, “good reason” means:

(a) a change in the executive’s authority, duties or responsibilities that is inconsistent in any material and adverse respect from the executive’s authority, duties and responsibilities immediately preceding the change-in-control;

(b) a reduction in the executive’s base salary compared to the executive’s base salary immediately preceding the change-in-control, except for an across-the-board reduction of not more than ten percent (10%) of base salary applicable to all senior executives of the Company;

(c) a reduction in the executive’s bonus opportunity of five percent (5%) or more from the executive’s bonus opportunity immediately preceding the change-in-control, except for an across-the-board reduction applicable to all senior executives of the Company;

(d) a failure to provide the executive with long-term incentive opportunities that in the aggregate are at least comparable to the long-term incentives provided to other senior executives at the Company;

(e) a reduction of at least 5% in aggregate benefits that the executive is entitled to receive under all employee benefit plans of the Company following a change-in-control compared to the aggregate benefits the executive was eligible to receive under all employee benefit plans maintained by the Company immediately preceding the change-in-control; or

(f) a requirement that the executive be based at any office location more than 40 miles from the executive’s primary office location immediately preceding the change-in-control, if such relocation increases the executive’s commute by more than ten (10) miles from the executive’s principal residence immediately preceding the change-in-control; or

(g) the failure of the Company to obtain the assumption of the agreement from any successor as provided in the agreement.

If a change-in-control occurs and the executive officer experiences a qualifying termination and timely delivers a general release agreement, the CIC Agreements provide that VeriSign will make the following payments and provide the following benefits to the executive officer (subject to a six month delay if and to the extent required by the deferred compensation rules set forth in and promulgated under Section 409A of the Code):

•	a lump sum equal to the pro rata target bonus for the year in which the executive officer was terminated;

•

a lump sum equal to a specified multiple of the sum of (i) the executive officer’s annual base salary plus (ii) the average of the executive officer’s annual bonus amount for the last three full fiscal years prior to a change-in-control, or, if the executive officer was employed by the Company for fewer than three full fiscal years preceding the fiscal year in which the change-in-control occurs, the average target bonus for the number of full fiscal years the executive officer was employed by the Company before the change-in-control or the target bonus for the fiscal year in which the change-in-control occurs if the executive officer was not eligible to receive a bonus from the Company during any of the prior three fiscal years; the applicable multiples are 200% of the annual base salary and bonus for the chief executive officer and 100% of the annual base salary and bonus for other executive officer participants;

•

continued health benefits for the executive officer and the executive officer’s eligible dependents for a number of years equal to the severance multiple, provided that such coverage of health benefits will cease if the executive officer becomes eligible for comparable benefits from a new employer and

•

immediate acceleration of vesting of all of the executive officer’s unvested stock options and RSUs; however, if the consideration to be received by stockholders of the Company in connection with the change-in-control consists of substantially all cash or if the stock options and RSUs held by the executive officer are not assumed in the change-in-control, then all of the executive officer’s then-unvested and outstanding stock options and RSUs shall vest immediately prior to the change-in-control regardless of whether or not there is a termination of employment in connection therewith.

In addition, the CIC Agreements include the following terms and conditions:

•

to the extent any change-in-control payments or benefits are characterized as a parachute payment within the meaning of Section 4999 of the Code, and such characterization would subject the executive officer to a federal excise tax due to that characterization, the executive officer may elect to be paid in full or in such lesser amount as would result in the executive officer’s receipt, on an after-tax basis, of the greatest amount of termination and other benefits, after taking into account applicable federal, state and local taxes, including the excise tax under Section 4999 of the Code;

•

an initial term ending on August 24, 2010 and automatic renewal for one-year periods thereafter unless the Board terminates the CIC Agreement at least 90 days before the end of the then-current term, provided that such termination shall not be effective until the last day of the then-current term; and

•	the executive officer is prohibited from soliciting employees of VeriSign or competing against VeriSign for a period of twelve months.

The following table shows the value of stock options and RSUs that would have vested for our Named Executive Officers as of December 31, 2009, as well as the additional cash compensation payable, if any, under the change-in-control and termination scenarios described above. The value of stock options is based on the difference between the exercise price of all accelerated options and the market value of our common stock as of December 31, 2009, which was $24.24.

Change-in-Control Benefit Estimates as of December 31, 2009

	Value of Accelerated Cash Compensation Benefits ($)(1)		Value of Accelerated Stock Awards ($)		Value of Accelerated Option Awards ($)
Named Executive Officer	Change-in- Control Only	Change-in-Control plus Qualifying Termination	Change-in- Control Only	Change-in-Control plus Qualifying Termination(2)	Change-in- Control Only	Change-in-Control plus Qualifying Termination(2)
D. James Bidzos	—	—	36,966		20,790
Mark D. McLaughlin	—	3,034,485	—	2,205,840	—	1,039,680
Brian G. Robins	—	1,015,354	—	1,501,013	—	280,000
Richard H. Goshorn	—	888,773	—	1,427,154	—	182,000
Russell S. Lewis	—	888,322	—	2,582,481	—	173,277
Kevin A. Werner	—	833,950	—	1,587,720	—	182,000

(1)	To the extent any payments made or benefits provided upon termination of an executive officer’s employment constitute deferred compensation subject to Section 409A of the Code, payment of such amounts or provision of such benefits will be delayed for six months after the executive officer’s separation from service if and to the extent required under Section 409A.
(2)	If the equity awards held by the executive are not assumed upon a change-in-control or the consideration to be received by stockholders consists of substantially all cash, then all such equity awards shall have their vesting and exercisability accelerated in full immediately prior to the change-in-control regardless of whether there is a qualifying termination.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders(3)	7,872,672	(4)	$27.95	15,464,791	(5)
Equity compensation plans not approved by stockholders(6)	2,034,934	(7)	$23.70	—

Total	9,907,606		$26.68	15,464,791

(1)	Includes 1,520 shares subject to RSUs outstanding as of December 31, 2009 that were issued under the 1998 Equity Incentive Plan and 3,098,748 shares subject to RSUs outstanding as of December 31, 2009 that were issued under the 2006 Plan.
(2)	Does not include any price for outstanding RSUs.
(3)	Includes the 1998 Equity Incentive Plan, the 1998 Directors Plan (collectively, the “1998 Plans”), the 2006 Plan, and the 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”). Effective May 27, 2006, the granting of equity awards under the 1998 Plans has been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1998 Plans that were not subject to outstanding awards as of May 26, 2006 were canceled on May 26, 2006. The 1998 Plans will remain in effect as to outstanding equity awards granted under each such plan prior to May 26, 2006.
(4)	Excludes purchase rights accruing under the 2007 Purchase Plan, which has a remaining stockholder-approved reserve of 4,707,626 shares as of December 31, 2009.
(5)	Consists of shares available for future issuance under the 2006 Plan and the 2007 Purchase Plan. As of December 31, 2009, an aggregate of 10,757,165 shares and 4,707,626 shares of common stock were available for issuance under the 2006 Plan and the 2007 Purchase Plan, respectively, including 620,935 shares subject to purchase under the 2007 Purchase Plan during the current purchase period. In addition to options and RSUs, shares can be granted under the 2006 Plan pursuant to stock appreciation rights, restricted stock awards, stock bonuses and performance shares. Under the terms of the 2006 Plan, the aggregate number of shares that may be granted pursuant to awards, other than with respect to stock options and stock appreciation rights, may not exceed 40% of the total number of shares reserved and available for grant and issuance pursuant to the 2006 Plan.
(6)	Includes the 2001 Stock Incentive Plan (the “2001 Plan”). No options issued under the 2001 Plan are held by any directors or executive officers. The terms of this plan are set forth in Note 13, “Employee Benefits and Stock-Based Compensation,” to the financial statements included in the Annual Report. Effective May 27, 2006, the granting of equity awards under the 2001 Plan was discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2001 Plan that were not subject to outstanding awards as of May 26, 2006 were canceled on May 26, 2006. The 2001 Plan remains in effect as to outstanding equity awards granted under the plan prior to May 26, 2006.
(7)	Does not include options to purchase an aggregate of 117,991 shares of common stock with a weighted-average exercise price of $23.93 that were assumed in business combinations.

POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS

VeriSign’s Audit Committee approved a written Policy for Entering into Transactions with Related Persons (the “Related Person Transaction Policy”) which sets forth the requirements for review, approval or ratification of transactions between VeriSign and “related persons,” as such term is defined under Item 404 of Regulation S-K.

Pursuant to the terms of the Related Person Transaction Policy, the Audit Committee shall review, approve or ratify the terms of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) VeriSign was or is to be a participant and (ii) a related person has or will have a direct or indirect material interest (“Related Person Transaction”), except for those transactions, arrangements or relationships specifically listed in the Related Person Transaction Policy that do not require approval or ratification. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction terms are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the materiality of the related person’s direct or indirect interest in the transaction.

Prior approval of the Audit Committee shall be required for the following Related Person Transactions:

•

Any Related Person Transaction to which a related person is a named party to the underlying agreement or arrangement; provided, however, certain agreements or arrangements between VeriSign and a related person concerning employment and any compensation solely resulting from employment or concerning compensation as a member of the Board that have, in each case, been entered into or approved in accordance with policies of VeriSign shall not be subject to prior approval of the Audit Committee;

•

Any Related Person Transaction involving an indirect material interest of a related person where the terms of the agreement or arrangement are not negotiated on an arms length basis or where the Related Person Transaction is not a transaction in the ordinary course of business; and

•	Any Related Person Transaction where the total transaction value exceeds $1,000,000.

On a quarterly basis, the Audit Committee shall review and, if determined by the Audit Committee to be appropriate, ratify any Related Person Transactions not requiring prior approval of the Audit Committee pursuant to the Related Person Transaction Policy.

In the event VeriSign proposes to enter into a transaction with a related person who is a member of the Audit Committee or an immediate family member of a member of the Audit Committee, prior approval by a majority of the disinterested members of the Board shall be required and no such member of the Audit Committee for which he or she or an immediate family member is a related person shall participate in any discussion or approval of such transaction, except to provide all material information concerning the Related Person Transaction.

The following Related Person Transactions shall not require approval or ratification by the Audit Committee:

•	Payment of compensation to executive officers in connection with their employment with VeriSign; provided that such compensation has been approved in accordance with policies of VeriSign.

•	Remuneration to directors in connection with their service as a member of the Board; provided that such remuneration has been approved in accordance with policies of VeriSign.

•	Reimbursement of expenses incurred in exercising duties as an officer or director of VeriSign; provided that such reimbursement has been approved in accordance with policies of VeriSign.

•

Any transaction with another company at which a related person’s only relationship is as a director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed $1,000,000.

•	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•

Any transaction involving a related person where the rates or charges involved are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•

Any transaction where the related person’s interest arises solely from the ownership of VeriSign’s common stock and all holders of VeriSign’s common stock received the same benefit on a pro rata basis (e.g., dividends).

There are no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed during fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries are or were to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or beneficial holder of more than 5% of the common stock of VeriSign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with U.S. Bancorp.    William L. Chenevich is the Lead Independent Director of our Board, Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee and the Vice Chairman of Technology and Operations of U.S. Bancorp. We have entered into agreements with U.S. Bancorp and certain of its affiliates (“U.S. Bank”) pursuant to which we provide authentication services to U.S. Bank. Since January 1, 2009, the value of such transactions was approximately $573,959. We have also entered into agreements pursuant to which we purchase various products and services from U.S. Bank; since January 1, 2009, the value of such transactions did not exceed $120,000. U.S. Bank is also a lender under a $500 million senior unsecured revolving credit facility (the “Credit Facility”), under which VeriSign, or certain designated subsidiaries, may be borrowers. The Credit Facility is described in Note 9, “Credit Facility,” of the Notes to Consolidated Financial Statements in the Annual Report. Since January 1, 2009, the portion of interest and fees paid by us under the Credit Facility attributable to U.S. Bank was approximately $57,000. In addition, U.S. Bank National Association, a subsidiary of U.S. Bancorp, is the trustee of the Indenture dated as of August 20, 2007 between the Company and U.S. Bank National Association for the Company’s 3.25% junior subordinated convertible debentures due August 15, 2037 (the “Indenture”). Since January 1, 2009, we paid U.S. Bank less than $120,000 for its service as trustee under the Indenture. Mr. Chenevich did not have a material interest, either directly or indirectly, in any of the aforementioned transactions.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2010, and our stockholders are being asked to ratify this selection. Representatives of KPMG LLP, expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG LLP as our

Independent Registered Public Accounting Firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2009 and December 31, 2008, and fees billed for other services provided by KPMG LLP.

	2009 Fees	2008 Fees
Audit Fees (including quarterly reviews):
Consolidated Integrated Audit	$2,938,486	$4,983,828
Statutory Audits	894,374	761,009

Total Audit Fees	3,832,860	5,744,837
Audit-Related Fees(1)	2,436,865	4,091,419
Tax Fees(2)	562,286	114,647

Total Fees	6,832,011	9,950,903

(1)	Audit-Related Fees consist principally of attestation of internal controls for service organizations under Statement on Accounting Standards No. 70, Webtrust audits, and audit of carve-out entities sold or to be sold.
(2)	Tax Fees include international tax compliance and technical tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Per the Audit Committee’s Charter, the Audit Committee pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm. These services included audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

OTHER INFORMATION

Stockholder Proposals for the 2011 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2011 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 120 calendar days before the one year anniversary of the date of this Proxy Statement, or December 15, 2010.

In accordance with our Fifth Amended and Restated Bylaws, we have established an advance notice procedure for stockholder proposals not included in our proxy statement to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made:

•	pursuant to VeriSign’s notice of such meeting;

•	by or at the direction of the Board; or

•	by any stockholder of the corporation who was a stockholder of record at the time of giving notice who is entitled to vote at such meeting and complies with the notice procedures set forth below.

The only business that will be conducted at an annual meeting of our stockholders is business that is brought before the meeting by or at the direction of the chairman of the meeting or by any stockholder entitled to vote who has delivered timely written notice to the Secretary of VeriSign no later than sixty days and no earlier than ninety days prior to the first anniversary of this year’s annual meeting. In the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us. The stockholder’s notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has notified us of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, we need not present the proposal for a vote at the meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of VeriSign and is also available at our website at https://investor.verisign.com/policies.cfm. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to the Secretary of VeriSign at 487 East Middlefield Road, Mountain View, California 94043-4047.

Other Business

The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the Meeting, please complete the proxy electronically as described on the Notice of Internet Availability of Proxy Materials and under “Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have requested paper copies of the proxy soliciting materials, please complete, date, sign and promptly return the proxy in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Meeting.

Communicating With VeriSign

We have from time-to-time received calls from stockholders inquiring about the available means of communication with VeriSign. We thought that it would be helpful to describe those arrangements that are available for your use.

•	If you would like to receive information about VeriSign, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at 1-800-922-4917.

2.	To view our website on the Internet, use our Internet address: www.verisign.com. Our home page gives you access to product, marketing and financial data, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K and other filings with the SEC.

•	If you would like to write to us, please send your correspondence to the following address:

VeriSign, Inc.
Attention: Investor Relations
487 East Middlefield Road
Mountain View, CA 94043-4047

or via email at ir@verisign.com.

•

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, BNY Mellon Shareowner Services LLC at 1-877-255-1918. Foreign stockholders please call 1-201-680-6578. You may also visit their website at http://www.mellon.com/mis/index.html for step-by-step transfer instructions.

APPENDIX A

VERISIGN, INC.

ANNUAL INCENTIVE COMPENSATION PLAN

VeriSign, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the Annual Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers of the Company and its Affiliates who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers.

2.	DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2. “Award” shall mean an award granted to a Participant under the Plan.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of two or more “outside directors” as such term is defined in Section 162(m) of the Code and the regulations thereunder.

2.6. “Disability” means any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

2.7. “Participant” shall mean the Company’s Chief Executive Officer and each other executive officer of the Company selected by the Committee pursuant to Section 3.1 to participate in the Plan.

2.8. “Performance Criteria” shall mean the measurable performance objective(s) established pursuant to the Plan for Participants who have received grants of Awards hereunder, which may include any one or more of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of shares of the Company’s common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; or recruiting and maintaining personnel.

2.9. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish.

3.	ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other executive officer of the Company or an Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code and the regulations thereunder, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

4.	AWARDS

4.1. Performance Period; Performance Goals. (a) Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate (x) one or more Performance Periods, (y) the Participants for each Performance Period and (z) the performance goals for determining the Award to be paid to each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Criteria. Within such time period the Committee shall also specify any exclusion(s) or inclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded or included, as applicable, for purposes of measuring performance against the applicable Performance Criteria, which may include (a) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items as described in ASC Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, (b) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (c) foreign exchange gains or losses, (d) stock-based compensation, (e) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (f) litigation or claim judgments or settlements. Any such inclusion or exclusion shall be prescribed in a form that meets the requirements for deductibility under Section 162(m) of the Code and the regulations thereunder. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance goals unsuitable, the Committee may in its discretion modify such performance goals or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m) of the Code and the regulations thereunder.

(b) If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants, such individual may become a Participant if so designated in writing by the Committee.

(c) The performance goals designated by the Committee may be determined solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Such performance goals shall otherwise comply with the requirements for performance based compensation set forth in Section 162(m) of the Code and the regulations thereunder.

4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period and prior to the applicable payment date (as determined in accordance with Section 4.3), the Committee shall certify, in writing, whether and to what extent the applicable Performance Criteria have been satisfied and the amount (if any) to be paid pursuant to each Participant’s Award for such Performance Period.

4.3. Payment of Awards. The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be reduced to less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Sections 4.1 and 4.2 (including that any such amount may be reduced to zero). The Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant, a change in control of the Company, or as otherwise determined by the Committee in special circumstances, in each case in accordance with the exception for performance based compensation set forth in Section 162(m) of the Code and the regulations thereunder. The actual amount of the Award determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in such plan, in share awards under a stockholder-approved stock plan of the Company. Payment to each Participant shall be subject to the Participant’s continuous employment with the Company or its Affiliate through the applicable payment date. If the Participant satisfies the service condition set forth in the preceding sentence, payment to such Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable payment date occurs, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4. Changes in Employment. If a person becomes a Participant as specified in Section 4.1(b) during a Performance Period, the Award payable to such Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period. If a Participant does not remain continuously employed with the Company or its Affiliate through the applicable payment date for an Award, the Participant shall forfeit his or her right to any payment pursuant to such Award; provided that, except where the Participant was terminated for cause (as determined by the Committee in its sole discretion), the Committee, in its sole discretion, may determine to pay such Participant all or any portion of such Award, subject to such terms and conditions as the Committee may establish. Notwithstanding anything to the contrary herein, unless the Committee determines otherwise, any actions taken by the Committee pursuant to this Section 4.4 shall be subject to compliance with the exception for performance based compensation set forth in Section 162(m) of the Code and the regulations thereunder.

4.5. Maximum Award. The maximum dollar value of an Award payable to any Participant in any 12-month period is $5,000,000.

5.	MISCELLANEOUS

5.1. Amendment and Termination of the Plan. The Board or the Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code and the regulations thereunder to ensure the deductibility by the Company of the payment of Awards.

5.3. Section 409A of the Code. Awards are intended not to be subject to Section 409A of the Code by reason of being a short-term deferral and shall be interpreted accordingly. If any provision of the Plan or any Award could cause any Award to be subject to taxes, interest or penalties under Section 409A of the Code, or if any such provision contravenes Section 409A (or any regulations or guidance promulgated thereunder), the Company may, in its sole discretion, modify the Plan or any Award to (a) avoid being subject to, or comply with, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to any Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A. Nothing in the Plan shall require the Company to provide any gross-up or other tax reimbursement to a Participant in connection with any violation of Section 409A or otherwise.

5.4. Tax Withholding. The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.5. Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, in the event of the termination of employment of any Participant, the Company shall not be liable for the loss of existing or potential profit from any Award granted to such Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.9. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.12. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

5.13. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET http://www.proxyvoting.com/vrsn Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

69923         72621

▼ FOLD AND DETACH HERE ▼

ALL MATTERS LISTED BELOW HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS OF VERISIGN, INC.	Please mark your votes as indicated in this example	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 AND 3.

1.	ELECTION OF DIRECTORS – Vote to elect directors of VeriSign, Inc., each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

	FOR	WITH- HELD	ABSTAIN		FOR	WITH- HELD	ABSTAIN
Nominees:
01 D. James Bidzos	☐	☐	☐	05 Roger H. Moore	☐	☐	☐
02 William L. Chenevich	☐	☐	☐	06 John D. Roach	☐	☐	☐
03 Kathleen A. Cote	☐	☐	☐	07 Louis A. Simpson	☐	☐	☐
04 Mark D. McLaughlin	☐	☐	☐	08 Timothy Tomlinson	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Vote to approve VeriSign, Inc.’s Annual Incentive Compensation Plan.	☐	☐	☐
3.	Vote to ratify the selection of KPMG LLP as VeriSign, Inc.’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders, to be held on May 27, 2010: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at: www.proxyvoting.com/vrsn.

▼ FOLD AND DETACH HERE ▼

VERISIGN, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The stockholders hereby appoint Mark D. McLaughlin, Brian G. Robins, and Richard H. Goshorn, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, when properly executed, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERISIGN, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am PDT on May 27, 2010, at the VeriSign Corporate Offices, and any adjournment or postponement thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner indicated on the reverse side of this ballot by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for directors in proposal 1 and FOR proposals 2 and 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

69923 72621